UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Amendment Two
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Advanced Credit Technologies, Inc.
(Name of small business issuer in its charter)

NEVADA	7372	26-2118480
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code)	(Tax Identification Number)

1915 Plaza Drive Suite 202 Eagan, Minnesota 55122 651-905-2932	InCorp Services, Inc. 375 N Stephanie St., Suite 1411 Henderson, Nevada 89014-8909 702-866-2500
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

With copies to:
Wani Iris Manly, Esq.
W. Manly, P.A.
10 SW South River Drive, Suite 1712
Miami, Florida  33130
Telephone:  (305) 407-8236
APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock for sale by selling stockholders	3,122,500	$0.10	$312,250	$103.06

(1)	The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Prospectus Subject to Completion dated May___, 2011

ADVANCED CREDIT TECHNOLOGIES, INC.

  3,122,500 Shares of Common Stock

This prospectus relates to the resale by certain selling security holders of Advanced Credit Technologies of up to 3, 122,500 shares of common stock held by security holders.  We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling security holders will be offering our shares of common stock at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is  May____, 2011 .

TABLE OF CONTENTS

Industry Background	15
Our Services	15
The Market	15
Marketing Strategy	16
Competition	17

SUMMARY OF OUR OFFERING

Prospectus Summary

This summary highlights selected information about our company, Advanced Credit Technologies, Inc. This summary is intended to highlight information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including the section entitled “Risk Factors.”

Our Business

Advanced Credit Technologies, Inc. (the “Company” or “ACT”) is a development stage company which has commenced operations . The Company was organized under the laws of the state of Nevada on February 25, 2008.  We formed our Company for the purpose of offering an easy-to-use technology platform that streamlines the credit management process.  We also intend to offer additional e-books and Facebook applications for other financial products to compliment our system.   We have launched our products and are generating revenues.  We intend to capture a significant revenue stream from the wholesale industry whereby third parties would pay us a monthly fee for access to our software which will be white label branded for them.  This is intended to create brand loyalty offering customers access to our credit repair platform.

  Based upon current economic conditions, ACT believes it is positioned to leverage the need for an automated credit management tool for the millions of Americans with sub par credit scores. There are very few instances where a client would not want to raise his/her credit scores, generally the only impediment to pursuing this course of action is the cost. Today’s cash strapped society has little extra discretionary income to hire a professional.  By using our proprietary software system, clients can now perform affordable credit management with an automated process which makes it easy to understand and is results driven. We believe that our system is changing the dynamic within the industry; we didn’t reinvent the wheel per say, we just simplified it.

We maintain a sophisticated back office component that can be accessed by anyone with minimal computer experience. Clients will see how simple the ACT software program is to use especially when compared to traditional routes of credit management. We believe this will establish a brand loyalty to any additional products we will offer in the future.

We intend to continue our focus on improving our technology to stay ahead of the competition and on improving our user-friendly system and products along with price points which leaves room for our up sell of products.  Contata Solutions, our technological partner, will provide the updates and additions to our Internet platform as required.

We intend to begin marketing our products in the U.S. under our retail portal “700creditmd.” which was designed to change the way individuals understand the credit management process.    In addition to that, we have our wholesale and Facebook applications to market our software.

Our principal executive offices are located at 1915 Plaza Drive, Suite 202, Eagan, MN 55122 and our telephone number is 651-905-2932.

Our Financial Situation

Since inception of our Company until present, we have incurred a net loss of $(213,939).  Our financial statements for the years ended December 31, 2008, 2009 and 2010 are prepared using the accrual basis of accounting under which revenues are recognized when earned and available as current assets and expenditures are generally recognized when the related liability is incurred for the goods or services received.

In order to achieve profitability, we will need to generate increased revenues to offset our cost of sales and marketing, and general and administrative expenses.  We expect that a capital infusion of $ 25 0,000 would be sufficient to meet the needs set forth in our business model over the next twelve (12) months.  There can be no assurance that we will receive such funding and accordingly our accountants have issued a going concern.

Recent Developments

We are an operating d evelopment stage company that has been implementing and improving our proprietary software system and credit management services.  Our business plan was designed to create a viable, sustainable business. Our existing operations have begun in full force, we have an outside sales team (6) as well as a web based marketing site (www.gofaceit.com).  We have successfully launched our products and are generating revenue.  Our software is complete (phase II launching in 1st quarter 2011) and will constantly be upgraded as technology evolves and our business model adapts to the changing business environment.  Our back office is dedicated to those (wholesale clients) who are using our software to help their clients.   Those wholesale clients have full access to all of the tools to assist their clients.  The reference to the “Wholesale” market is simply the business vertical our company feels that the strongest  revenue potential exists.  Simply stated, 3rd parties accessing our software and paying us a monthly fee to distribute our software that is (white label branded from them).  As to the potential growth, the current economic situation as well as (according to FICO 50  million Americans now have credit scores below 600 as of July 2010) that is a huge opportunity to help those in need.  Our business model is designed to do just that.  As for our conclusion that we are poised to capture all segments of the markets, our determination was based on the simple fact that no one has the application in the configuration we have developed.  Social Media is the fastest growing media and considering, the current economic strife and the opportunity to help the financially distressed in our society “FREE OF CHARGE”, that is something that no one else is offering.  This is a huge paradigm shift and we believe the business community and average everyday Americans will welcome.  As a result of this Registration Statement we will be subject to Section 15(d) of the Exchange Act and accordingly, we will not be a fully reporting company.  We will have a duty to file quarterly and annual reports; however, such duty to file such reports is suspended at any time we have less than 300 shareholders.  However, we will be required to file such reports of the fiscal year in which the Registration Statement is declared effective (see “Risk Factors”).

Our software development team has created a unique back office that is integrated with three different front end delivery systems to take advantage of three very distinct marketing strategies.

1.   Wholesale:   We believe our initial opportunity will be in the wholesale market.  From realtors, auto dealers, and loan originators , to countless other business’s whose sales are dependent on a clients credit score to deliver their products. In short, these individuals and companies will purchase access (seat licenses) to our proprietary software and “GIVE” it away to their clients. Access will be given to clients through a secure server (web based) and will give them the opportunity to manage their own credit profiles, in turn, when something positive occurs the wholesale client is given a “notification” e-mail which prompts the wholesaler to contact the client and pursue the “sale”. What better way to build lasting relationships with past, present and future clients than helping them with their buying power. (credit score)

2.   Facebook:  This is in conjunction with the wholesale opportunity. Our technology partner has developed a unique Facebook application that allows business to market its products, services, or brand on Facebook - the most powerful social media tool to date. Currently there are 500,000,000 million users and it is growing everyday. The @mywork tool has integrated the credit management tool developed by ACT and we are joint marketing this one of a kind application.  Imagine the possibilities of marketing your Real Estate or Auto’s on Facebook, plus having an integrated credit management tool to offer “complimentary” credit management to the masses. The tool itself has complete customization, SEO and tracking capability. Nothing has reached the market with these two powerful combinations. Many more applications and tools for social media such as Facebook etc, are currently under development as well to enhance our platform.

3.   Retail:  Our retail portal (“700creditmd”) was designed to change the way individuals understand the credit management process. The American public has been conditioned by the three major credit bureaus that they are virtually helpless when it comes to errors and blemishes within their credit profiles. Our website was designed to educate them on the inner workings of the credit bureaucracy. Simply put, the software allows them to manage their own credit profiles and correct errors and omissions which in turn will raise his/her credit scores all in the privacy of their home. This privacy factor alleviates the burden of having to use the traditional route of having to disclose a very personal financial matter and information to someone they don’t know. The system is simple, safe, secure, and accessible from any personal computer with web access. Because the client is managing his/her own credit profile, the cost is minimal compared to the traditional methods practiced within the industry. This is one of the strengths of using technology to assist regular everyday Americans who might not be able to afford to hire a professional or afraid to disclose their information to them.

The aforementioned reasons are why we created the personalized e-books, video tutorial library into our proprietary software services. The system allows individuals user access to the system from the privacy of his/her home or office and to monitor their progress with their own personalized dashboard -- all the while, passing the personal savings directly to them. We understand that individuals learn with different formats, that’s why all of the tutorials are in text and video formats. All of the training and tutorials are accessible through our social media application as well.

By using our proprietary software system, clients can now perform affordable credit management with an automated process which makes it easy to understand and is results driven. Our system is changing the dynamic within the industry.   We did not  reinvent the wheel, however, we have simplified the process.

Giving everyday Americans the tools necessary to manage their credit profiles is not a choice a lot of companies would make. By choosing this methodology we feel we will have a huge lead in the marketplace. Advanced Credit Technologies has reduced the workload from traditional methods by as much as 75%, with our Phase II build-out, that number could rise to as high as 90%. The software takes away much of the paperwork and human error and removes it from the process entirely.

In addition, we will offer affiliate programs to assist us in marketing our platform. From in-house custom graphics to co-branding the back office -- all in an effort to enhance monthly recurring revenue. In addition to these services, we will offer webbinars, SEO training, and website consulting that coincide with Facebook marketing. These training services alone can run from several hundreds to several thousand dollars. We will incorporate all this under the ACT umbrella for an access fee of only $30.00 per month , per individual.  All these services combined would be very difficult to find under one roof as well as the many applications and upgrading we will constantly be implementing -- not to mention at this price.

Our proprietary system replaces the workload of several employees, reducing costs and offering a profit margin rarely seen in this competitive field. This is precisely why we believe the wholesale side of the industry will blossom because it is virtually untapped.

By focusing on the wholesale and social media segments, our Company is ready to capture a unique opportunity within the industry. Companies all across the country are looking for ways to keep clients in the purchasing mindset. Our product will produce an unparalleled pipeline of future sales. To do nothing only ensures failure. Companies are keenly aware that they need to tune into efficient ancillary revenue streams in order to succeed. By using our software system they will do just that. We intend to implement a more focused approach to capture market share in all segments of the credit management and social media market.

ACT is currently fully operational.  In order to increase revenues, we must successfully address the following areas:

1.   The Company must actively seek additional strategic relationships and alliances in the credit management industry.

2.  Continually develop and implement a marketing and advertising plan:  In order to promote our products and establish public awareness, we will be required to develop and implement a comprehensive marketing plan necessary to sell our products and services.  We currently have no arrangements or proposals regarding any possible acquisitions or business combinations.  We intend to continuously generate awareness of our products and services through the implementation of multiple marketing platforms.

3.   Create customer loyalty:  It is critical that we achieve customer loyalty by marketing and advertising our services and then delivering quality services on a consistent basis.

Our Offering

This prospectus relates to the sale of a total of 3, 122,500 shares by the selling stockholders as set forth under the caption “Selling Stockholders”. The distribution of the shares by the Selling Stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of the registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements and the related notes thereto as well as the “Management’s Discussion and Plan of Operation” included elsewhere in this Prospectus.

Financial Data Summary

Balance Sheet Data
ASSETS	_December 31, 2010
Cash	$12,215
Total Assets	$12,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$-0-
Total Current Liabilities	$-0-

STOCKHOLDERS’ DEFICIT

Additional paid-in-capital	$226,154
Accumulated Deficit	$(213,939)

Total stockholders’ deficit	$-0-

Total liabilities and stockholders’ deficit	$12,215

Statements of Operations Data
Inception on February 25, 2008 to December 31, 2010
Revenues	$84,094

Operating Expenses	$298,033

Earnings (Loss)	$(213,939)

Weighted average number of shares of common stock outstanding	16,414,877

RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors:

RISKS RELATING TO OUR BUSINESS

We are seeking additional financing to expand our product development and operations, and if we are unable to obtain funding when needed, our business may not grow

We need additional capital to continue to grow our core competencies and to expand into new, industry related opportunities.  Our capital requirements over the next twelve (12) months to expand our core business model is approximately $ 250,000 or approximately $1,000,000 over the next three (3) years.  The Company is currently operational and can continue to expand if such funds are recovered on a quarterly basis.   There can be no assurance that such funds will be received from either equity or debt financing.  Without receipt of such financings, the Company’s ability to expand its core operations would be adversely affected as we would not be able to continue our growth.  Any equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue to grow our existing business and operations.

If we are unable to establish and maintain relationships with our targeted client base, we would not be able to continue with operations

We intend to establish customer loyalty offering various products and services through a multifaceted marketing plan designed to assist our clients in reaching their respective credit management goals.  There is intense competition for these relationships and we may not be able to attract and retain these relationships in light of competitors with larger budgets and pre-existing relationships. If we cannot successfully secure these relationships, our business would be adversely affected and any investment made into the Company could be lost in its entirety.

Our success is dependent on our officers and directors to properly manage the Company and their loss or unavailability could cause the business to fail

We are heavily dependent on the personal efforts and abilities of our Officers and Directors.  They have been and continue to expect to be able to commit full time to the continuing development of ACT’s business plan. The loss or unavailability of their services would have a materially adverse effect on our business prospects and potential earning capacity.  We do not currently carry any insurance to compensate for any such loss.

We will be subject to Section 15(d) of the Securities Exchange Act and accordingly, will not be subject to proxy rules and other rules which provide shareholders with certain material changes.

As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which we are declared effective; however, such duty to file reports is suspended at any time we have less than 300 shareholders.  In addition, we will not be subject to the proxy rules, Section 16 reporting and short-swing profit provisions, going private regulation, beneficial ownership reporting, and the bulk of the tender offer rules.  As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

As a result of becoming a reporting company, our expenses will increase significantly

As a result of becoming a reporting company whose shares are registered pursuant to the Securities Act of 1933, as amended, our ongoing expenses are expected to increase significantly, including expenses in compensation to our officer, ongoing public company expenses, including increased legal, accounting expenses as a result of our status as a reporting company, and expenses incurred in complying with the internal control requirements of the Sarbanes-Oxley Act. We expect to incur an additional $50,000 over the next twelve (12) months in meeting our reporting obligations.   These increased expenses may negatively impact our ability to become profitable.

Our Auditors have issued a going concern opinion

Our expansion plan requires that we raise additional capital to further develop our core competencies and to take advantage of new market activities.  There can be no assurance that we will raise such capital in the form of equity or debt.  Failure to raise such capital would adversely affect expansion of our current operations and possibly, the entirety of our continued operations.  As such, our auditors have issued a going concern opinion since the Company has not achieved profitability nor has it implemented its entire business plan as of its most recent financials.  The Company has received only minimal revenues and has no certainty of earning revenues in the future.  The Company has a working capital deficit and an accumulated deficit since inception.

Changing and unpredictable market conditions may impact the demand for our business solutions

There can be no guarantee that current demand for our marketing and advertising platforms will continue. There are several other companies currently offering similar services and if these companies are successful in developing new marketing platforms, our marketing platforms may become obsolete and undesirable in the marketplace. In such a scenario, our current products and services may well no longer be salable to our prospective clients.

RISKS RELATED TO OUR COMMON STOCK

We are controlled by current officers, directors and principal stockholders

Our officers and directors and principal founding stockholders beneficially own approximately 61% of the outstanding shares of our common stock. So long as our officers and directors and principal founding stockholders control a majority of our fully diluted equity, they will continue to have the ability to elect our directors and determine the outcome of votes by our stockholders on corporate matters, including mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval. This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

If you purchase shares in this offering, you will experience immediate and substantial dilution

The $0.10 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

There is currently no market for our common stock, but if a market for our common stock does develop, our stock price may be volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

•	The ability to continue the development of our technology and improving our user-friendly system and products;
•	The ability to generate increased revenues from sales;
•	The ability to generate brand recognition of our products and services and acceptance by clients;
•	Increased competition from competitors who offer competing products and services; and
•	Our financial condition and results of operations.

While we expects to apply for listing on the OTC bulletin board (OTCBB), through a sponsoring market maker we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board through the submission of our application by a sponsoring market maker, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the “Pink Sheets,” and the market for resale of our shares would decrease dramatically, if not be eliminated.

There are legal restrictions on the resale of the common shares offered, including penny stock regulations under the U.S. federal securities laws. These restrictions may adversely affect the ability of investors to resell their shares

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Future sales of the company’s common stock by the selling shareholders could cause our stock price to decline

We cannot predict the effect, if any, that market sales of shares of the Company’s common stock or the availability of shares for sale will have on the market price prevailing from time to time. Sales by the Selling Shareholders named herein of our common stock in the public market, or the perception that sales by the Selling Shareholders may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements relating to revenue, revenue composition, demand and pricing trends, future expense levels, competition in our industry, trends in average selling prices and gross margins, product and infrastructure development, market demand and acceptance, the timing of and demand for products, customer relationships, employee relations, plans and predictions for acquired companies and assets, future acquisition plans, restructuring charges, the incurrence of debt, and the level of expected capital and research and development expenditures. Such forward-looking statements are based on the beliefs of, estimates made by, and information currently available to the Company’s management and are subject to certain risks, uncertainties and assumptions. Any other statements contained herein (including without limitation statements to the effect that the Company or management “estimates,” “expects,” “anticipates,” “plans,” “believes,” “projects,” “continues,” “may,” “could,” or “would” or statements concerning “potential” or “opportunity” or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact, reflect our current views with respect to future events and financial performance, and any other statements of a future or forward looking nature are forward looking statements. The actual results of the Company may vary materially from those expected or anticipated in these forward-looking statements. The realization of such forward-looking statements may be impacted by certain important unanticipated factors, including those discussed in “Risk Factors” and elsewhere in this prospectus.

Because of these and other factors that may affect our operating results, our past performance should not be considered as an indicator of future performance, and investors should not use historical results to anticipate results or trends in future periods. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers should carefully review the risk factors described in this and other documents that we file from time-to-time with the Securities and Exchange Commission, including subsequent Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The $0.10 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.

DILUTION

Dilution represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. The following table below sets forth the dilution assuming the sale of 100% of the securities offered for sale in this offering by the Company:

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.
SELLING SECURITY HOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”.  Each Selling Stockholder purchased the securities registered hereunder in the ordinary course of business of the Company. Other than registration rights granted by the Company in connection with the issuance of such securities at the time of purchase of the securities to be resold, no Selling Stockholder had any agreement or understanding, directly or indirectly with any person to distribute the securities. The Selling Stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the Selling Stockholders. The Selling Stockholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders.

Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations there under, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the common stock by Selling Stockholders. The foregoing may affect the marketability of the common stock offered hereby. There can be no assurance that any Selling Stockholders will sell any or all of the common stock pursuant to this prospectus.

We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC. We expect such expenses related to the issuance and distribution of the shares of common stock offered by us and the Selling Stockholders to be approximately $25,000.

The Company is registering for offer and sale by the holders thereof  3,122,500 of common stock held by such shareholders. All the Selling Shareholders’ Shares registered hereby will become tradable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth ownership of the shares held by each person who is a selling shareholder.  There are no material relationships between any of the selling shareholders and the Company during the last three years.  The shares were sold by the Company and no placement agent was utilized.   Other than the founders, the subscribers executed subscription agreements and the Company’s by-laws govern the rights of the shareholders.  None of the selling shareholders are broker -dealers or affiliates of broker-dealers.

Name	Date of Sale	Shares Beneficially Owned Prior To Offering(1)	Percent Beneficially Owned Before Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Roy Aafedt	12/09/09	450,000	1.6%	225,000	225,000	1.30%
Richard Wagner	01/04/10	100,000	*	50,000	50,000	*
Paul Staffile	02/28/10	50,000	*	25,000	25,000	*
J. Michael Cullen	03/11/10	100,000	*	50,000	50,000	*
Todd Thomas	03/16/10	100,000	*	50,000	50,000	*
Edward Roos	03/26/10	50,000	*	25,000	25,000	*
Tabatha and Eric Melby	04/15/10	50,000	*	25,000	25,000	*
Karl Benardchik	04/30/10	60,000	*	30,000	30,000	*
Charles Gillette	05/06/10	100,000	*	50,000	50,000	*
Craig Tevedahl	05/06/10	50,000	*	25,000	25,000	*
Pablo Silva	05/20/10	12,500	*	6,250	6,250	*
Darrell Vasvick	05/10/10	50,000	*	25,000	25,000	*
Kim Winters	06/10/10	50,000	*	25,000	25,000	*
Joyce Lehr	06/10/10	50,000	*	25,000	25,000	*
Donald E. Smith	06/17/10	50,000	*	25,000	25,000	*
Chad Wolf	06/17/10	25,000	*	12,500	12,500	*
Jill Kornblatt	06/14/10	100,000	*	50,000	50,000	*
Lawrence Hauskins	07/21/10	50,000	*	25,000	25,000	*
Mary McAlpin	07/23/10	50,000	*	25,000	25,000	*
Paul and Beth Norcia	07/07/10	100,000	*	50,000	50,000	*
Timothy E. Wolfe	09/20/10	50,000	*	25,000	25,000	*
Trident Merchant Group, Inc. (2)	09/15/08	40,000	*	20,000	20,000	*
Mike Mathieu	09/15/08	20,000	*	10,000	10,000	*
Ron Onopa	09/15/08	8,000	*	4,000	4,000	*
Mike Rosenbaum	09/15/08	40,000	*	20,000	20,000	*
Donna Merendino	09/15/08	20,000	*	10,000	10,000	*
Joel Honegger	09/15/08	8,000	*	4,000	4,000	*
Allan Carter	09/15/08	8,000	*	4,000	4,000	*
Mercury Asset Partners, LLC (3)	09/15/08	1,156,000	7%	578,000	578,000	3.50%
Phoenix Holdings, LLC (4)	09/15/08	820,000	4%	410,000	410,000	2.00%
Gemini Funding Group, LLC (5)	09/15/08	800,000	4%	400,000	400,000	2.00%
Elizabeth James	09/15/08	40,000	*	20,000	20,000	*
Galileo Russell	09/15/08	40,000	*	20,000	20,000	*
Stuart Briggs	09/15/08	40,000	*	20,000	20,000	*
Elisa Giordano	09/15/08	120,000	*	60,000	60,000	*
Marie and Donald McAndrew	09/15/08	40,000	*	20,000	20,000	*
Bella Capital Holdings, LLC (6)	09/15/08	200,000	1%	100,000	100,000	*
Robert Schneiderman	09/15/08	20,000	*	10,000	10,000	*
Mary Beth Alloco	09/15/08	8,000	*	4,000	4,000	*
Louise Befumo	09/15/08	12,000	*	6,000	6,000	*
Teresa Apolei	09/15/08	40,000	*	20,000	20,000	*
Birchwood Capital Advisors, LLC (7)	09/15/08	200,000	1%	100,000	100,000	*
Richard P. Greene	09/15/08	215,000	1.5%	107,500	107,500	*
W. Manly, P.A.	09/15/08	25,000	*	12,500	12,500	*
Chris Giordano	09/15/08	700,000	4%	0	700,000	4%
Theresa Gruber	09/15/08	120,000	*	0	120,000	*
Patrick Derosa	09/26/10	25,000	*	12,500	12,500	*
Ruben Zak	05/20/10	162,500	*	81,250	81,250	*
John Cancellie	05/20/10	12,500	*	6,250	6,250	*
David Obrien	05/20/10	12,500	*	6,250	6,250	*
Willaim &Sue Griz	10/10/10	50,000	*	25,000	25,000	*
Lawrence Maloney	10/11/10	50,000	*	25,000	25,000	*
Nan Bowen	11/10/10	50,000	*	25,000	25,000	*
Nancy Schlagel	11/10/10	50,000	*	25,000	25,000	*
Brad Alsterlund	12/10/10	75,000	*	37,500	37,500	*
JR Venegas	12/10/10	30,000	*	15,000	15,000	*
James Landeu	12/10/10	25,000	*	12,500	12,500	*
Don Smith	12/06/10	60,000	*	30,000	30,000	*
Scott Gulsvig	12/31/10	25,000	*	12,500	12,500

TOTAL		7,065,000		3,122,500	3,850,000

*	Less than one percent (1%).
(1)	Assumes current issued and outstanding 17,565,000 shares of common shares
(2)	Chris Giordano has the voting and dispositive power relating to the shares owned by Trident Merchant, Inc.
(3)	Jon Stuttergard and Morris Wunderson have the voting and dispositive power relating to the shares owned by Mercury Asset Partners, LLC
(4)	Stephen Gilsworth has the voting and dispositive power relating to the shares owned by Phoenix Holdings, LLC
(5)	Phillip Matheos has the voting and dispositive power relating to the shares owned by Gemini Funding Group, LLC
(6)	Isabella Cupo has the voting and dispositive power relating to the shares owned by Bella Capital Holdings, LLC
(7)	Chris Giordano has the voting and dispositive power relating to the shares owned by Birchwood Capital Advisors, LLC

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

DESCRIPTION OF SECURITIES

We have  17,565,000 shares of our common stock issued and outstanding as of December 31, 2010. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 100,000,000 shares of common stock, par value $.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Rights

No holder of any shares of Advanced Credit Technologies, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of ACT’s directors.

Preferred Stock

The company has no preferred stock authorized at this time.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Transfer Agent

ClearTrust, LLC, 16540 Pointe Village Drive, Suite 201,Lutz, Florida 33558, telephone 813-235-4490; Fax: (813) 388-4549

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law office of W. Manly, P.A., of Miami, Florida, an independent legal counsel, has provided an opinion and consent on the validity of Advanced Credit Technologies, Inc.’ issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Stan J.H. Lee, CPA, P.A., of 2160 North Central Road, Suite 203, Fort Lee, NJ 07024 to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Background

Advanced Credit Technologies, Inc. (the “Company” or “ACT”) is an operating  development stage company. The Company was organized under the laws of the state of Nevada on February 25, 2008.  We formed our Company for the purpose of offering an easy-to-use technology platform that streamlines the credit management process.  We also intend to offer additional e-books and Facebook applications for other financial products to compliment our system.

ACT intends to leverage the current market conditions as the defacto standard for credit management. With the rise in unemployment and debt, ACT is positioned to leverage the need for an automated credit management tool for the millions of Americans with sub par credit scores. While giving the separate platforms a distinct advantage compared to the competition.  There are very few instances where a client would not want to raise his/her credit scores, generally the only impediment to pursuing this course of action is the cost. Today’s cash strapped society has little extra discretionary income to hire a professional.  By using our proprietary software system, clients can now perform affordable credit management with an automated process which makes it easy to understand and is results driven. Our system is changing the dynamic within the industry; we didn’t reinvent the wheel per say, we just simplified it.

We maintain a sophisticated back office component that can be accessed by anyone with minimal computer experience. Clients will see how simple the ACT software program is to use especially when compared to traditional routes of credit management. We believe this will establish a brand loyalty to any additional products we will offer in the future.

We intend to continue our focus on advancing our technology to stay ahead of the competition and on improving our user-friendly system and products along with price points which leaves room for our up sell of products.  Contata Solutions, our technological partner, will provide the updates and additions to our Internet platform as required.

We intend to begin marketing our products in the U.S. under our retail portal “700creditmd.” which was designed to change the way individuals understand the credit management process.

ACT has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings. Since becoming incorporated, ACT has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  ACT is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Since our inception, we have been engaged in business activities, including researching the industry, developing our technology platform, performing due diligence regarding potential customers most suitable for our ACT services and identifying future business platforms.

Currently, ACT has two officers and directors who have assumed responsibility for all planning, development and operational duties. Other than the officers and directors, there are two employees at the present time.  We do anticipate hiring employees when the need arises.

ACT currently has no intention to engage in a merger or acquisition with an unidentified company.  We may pursue strategic acquisitions that complement our current business model within the advertising industry which may allow us to expand our activities and capabilities.

ACT’s fiscal year end is December 31.

Business of Issuer

Our services are in the U.S. under the brand name Advanced Credit Technologies, Inc.  We have implemented the Phase 1 build out of our business by providing consumers a simplified way of managing their credit.  Although we are a development stage Company, we currently generate revenues from operations.  Our services, while not technically difficult to provide, must be continually developed to provide our clients the most current platforms. By using our proprietary software system, a client can perform affordable credit management with an automated process which is easier than it has been done for years by professionals in the industry.

The credit management process is not a difficult one; however, due to our automation we feel we will have a huge lead in the marketplace. Through our 700CreditMD portal, we provide consumers with our  engineered methods to reduce the workload for credit management by up to 75 % and, with phase II build out technology, could be reduced by as much as 90%.   We currently now have a reliable system that takes the paperwork and much of the human error out of the process.  Our Phase 2 software is intended to provide greater efficiencies associated with our platform.

In addition, we are offering affiliate websites that will give affiliates a custom home page for them to use as a portal for their customers. This is an excellent profit center and gives us high retention for those affiliates.

Our technology will focus initially on two channels:

Retail.  End users who would traditionally have to buy a kit or hire a credit management specialist to do this for them. The drawback to most self-help methods is that it usually doesn’t work, and in some cases makes the situation worse. Our software, along with video tutorials, makes it impossible for a client to fail. The process is the same for everyone, why would you pay hundreds or thousands if you could do it yourself for minimal expense.

Wholesale.  Those who wish to offer as a complimentary service to existing and potential clients to close more sales in their particular business -- from real estate, automotive, loan originators, boat and RV facilities, to insurance professionals. All in an effort to build a client network of profitable sales.

We plan to initially focus on North America and as it grows, the technology will work in all first world countries that have credit driven economies, such as Latin America, Asia and the Pacific Rim, and similar markets. As it grows, it will look for additional leverage by taking on partnerships and expanding the services to meet the needs of our market.

Industry Background

The number of Americans with bad credit has risen sharply since 2007, with more than 45 million now affected by a negative credit history( scores below 599 ), according to a July 2010 study by FICO (htpp://www.creditscoring.com/twoandtwo/fall//). The increase reflects a spike in delinquencies on home loans and credit cards by middle-class Americans.   The Company has not created any part of this site information and shareholders and prospective investors may not rely on this information in connection with the purchase of sale of our securities.

The credit management business consists of thousands of smaller firms, organizations and individual consultants for everyone of the few dozen well-known companies. There are currently thousands of companies in the U.S. offering credit management and debt elimination services. credit management participants range from major consultants to thousands of individuals.

Due to widespread abuses, the Federal Trade Commission recently approved a rule (July 29, 2010, taking effect in October 2010) which will make it very hard for companies to pitch their business by advertising dubious claims related to their success rates. Among others, it will prevent them from charging upfront fees. This will thin the ranks of the credit management business sector and will surely put a great number of unprofessional companies out of business.

We would like to emphasize here that  we are not in the business of settling debts on behalf of clients, nor collects upfront fees as a partial payment for service rendered or to be rendered in the future. We merely sell a product that involves a process to challenge information on credit reports, which may be wrong. The client is the one using the software to assist themselves.

Our Services

We offer a proprietary software platform which will allow customers to monitor and manage their credit from the privacy of their own homes.  They can sign up from their home or office via the Internet and manage their credit. The technology is unique in the industry and offers a reminder service and prompts the customer through the entire process.

In addition, we are offering affiliate websites that will give affiliates a custom home page to use as a portal for their customers.  Our system can replace the work of up to 25 employees, saving hundreds if not thousands of manpower hours.

Our web-based platform has been put through numerous tests by Contata, our software partner.  Contata ran thousands of trials using real people as mock clients going through the whole process. These thorough and comprehensive tests resulted in our current glitch-free platform, which can operate with thousands of clients at the same time and it can be scaled to any dimension if required.  Our services include the following:

The customer is provided with everything they need, that can be provided over the Internet, to manage their credit. This service is offered at a price that cannot be matched by anyone operating a traditional credit management firm because of the need for employees.

The ACT and 700CreditMD system creates your own personalized home page and organizes your credit profile which is updated in real time and is accessible 24/7.  The three major credit bureaus are hoping you get distracted, dejected, or simply give up and settle for a sub-par credit score. This means that credit card companies, banks and mortgage lenders can charge you a higher rate of interest, costing you thousands of dollars in wealth building capabilities

The wholesale division (ACT) also offers the processing of credit management to other firms that wish to offer this service or for those that do offer this service. ACT will increase their profit and reduce overhead.

We also offer private label websites allowing customers to use their store front to offer our services.

In addition, we offer consulting services.

The Market

ACT and 700CreditMD will be focusing initially on the general consumer market and on any company that bases the majority of its sales through their customers credit such as mortgage companies, real estate companies and auto and marine dealers.

We will also market heavily to large organizations who can offer ACT as a service to their members such as unions, non-profits, churches, etc. Part of our marketing will be to the general consumer as it is our largest market it is also the most difficult and expensive to reach.

Improving FICO scores by using our software will necessarily take some time, which will pass anyway. There are millions of individuals who currently have no credit buying power but who will once the economy improves. By buying our service now, they will save time, and as soon as their buying power is restored, they will be able to buy on credit.

We have created an ebook as well as video tutorials which explain the credit management process and also help to sell the online software component. This ebook will give the consumer added value to their purchase and give us an additional opportunity to up sell them for added services in the process.

Because exposure, response and overall efficiency of Internet media are easier to track than traditional off-line media – through the use of web analytics for instance – Internet credit management can offer a greater sense of accountability for clients.  Marketers and their clients are becoming aware of the need to measure the collaborative effects of marketing (i.e., how the Internet affects in-store sales) rather than siloing each advertising medium. The effects of multi-channel marketing can be difficult to determine, but are an important part of ascertaining the value of media campaigns.

Marketing Strategy

The retail market will be initially web based advertising such as Facebook, MSN ad campaigns and other banner advertising. As we go along, we plan to use traditional media such as radio interviews and advertising on radio and television as well. We feel the wholesale side of the market is where the majority of our success will be. Retail will ultimately come but the power of the recurring revenue we will achieve through the wholesale market is ultimately where our longevity in the marketplace will lie.

Networking through social media is the future. A product needs a media to spread the word. This can be achieved very efficiently using social media by communicating with an ever expanding number of potential clients, answering their questions, promoting new features, getting feedback, criticism and kudos as well as suggestions. Some of those hundreds of millions of individuals active in social media may become our best, unpaid marketing agents

ACT together with our technology partner, Contata, will be expanding revenue streams through social networking. We firmly believe that this is where the next technology revolution resides.

Television (Infomercial): We intend to invest a substantial amount of funds in professionally made infomercials in order to reach as many potential clients as possible. We believe infomercials effectively promote products and services in the U.S. market place.

Facebook: This segment has recently presented itself to us through Contata. We have developed an application which bundles the credit management tool along with an application for business branding on Facebook. This is the most unique opportunity within the platform. No one has been able to master the Facebook application yet, however, we believe we've got a niche because this is where the people are: 500 million and growing.  Facebook is likely the most important free advertising media for our product and it is increasingly the way people learn more about a business or product by visiting the site.  We have no affiliation and have no agreements with Facebook in relation to our software platform.

Some Facebook Statistics: http://www.facebook.com/press/info.php?statistics

o  More than 500 million users.
o  50% of active users log on to Facebook in any given day.
o  Average user has 130 friends
o  People spend over 700 billion minutes per month on Facebook.

YouTube : We intend to take full advantage of the increasing popularity of this site to advertise our product.

We believe we start with a critical competitive edge: We've not been able to locate any firm having a fully automated software platform to handle a large scale client base on a monthly basis. There are currently no less than 8,550 companies in the U.S. offering credit management and debt elimination services. With our current pricing structure on the retail market at $88/and $5 on the wholesale side of the equation, our positioning on this point is very hard to match, but only if we maintain this focus in our strategy, marketing, business development, and fulfillment. Our technology is designed to keep clients on the right track and ensure the success they want and desire.

Our web based platform includes a number of video tutorials which will provide all the relevant information guiding the client in the procedure to achieve the expected results.

Additionally, Contata, Inc., our technological partner, has created @mywork – a name through to which to market Gofaceit , a powerful Facebook application which allows certain businesses and individuals to market their products and services on Facebook, as well as the credit management tool developed by ACT.  It is an extremely easy application to install and use and is a perfect tool for realtors, lenders, insurance professionals, the automotive and recreational sales business, and anyone else who would benefit from marketing their product or service on their Facebook fan page and whose sales are dependent on their customers obtaining financing. It is our belief that these products marketed together are more powerful than either of them individually, and easier to market and sell together.

Initially, the product will be marketed on Facebook focusing on very specific targeted markets. Our company has the ability to market to certain firms, groups, cities and other demographic criteria. Because Facebook and followers respond differently to advertising than traditional Google, PPC and CPM, we intend to test a few different landing page concepts seeking opt-ins to attend webinars and training about our product Gofaceit and how it can be used to increase their sales revenue. With proper follow up, this should lead to anticipated conversion numbers of approximately 20%.

Search Engine Optimization and branding our product with blogging, video blogging and article submission will be used in conjunction with our Facebook advertising efforts driving people to either a contact up opt-in or weekly Facebook marketing list.

Direct selling will also be used to warm up markets and referrals to realtors, lenders and auto dealers.

All our Gofaceit customers will have access to training videos in our training library that will be used to educate them in the use of Mycmtools, Gofaceit, Facebook marketing tips and other technical marketing tools and techniques including the appropriate Google Apps.  Many of these same videos will be re-syndicated for video blogging and our opt-in list to increase SEO and sales conversions

We plan to develop a department that not only supports Gofaceit and all the updates that will enhance this product like Worbix and other ideas yet to be developed by our software partner Contata, but a full fledged group of web developers to help create business Facebook fan pages and other websites and pages so we can offer a complete turnkey web presence that benefits the business and its individual employees in their marketing efforts on Facebook and the web

Patents and Trademarks

We have filed a trademark application “GoFaceIt” however, no patent can be filed for our process.

Competition

Competition in the credit management industry is growing however, we believe we separate ourselves from other credit management companies in that we provide our platform on a wholesale basis and our methodology and process is free to the end users under our business model.   Some of the largest credit repair companies include Lexington Law, Sky Blue Credit, DSI Solutions, MSI Credit Solutions and Credit Assistance Network.   Many of our competitors are larger and have greater financial resources than we do. Accordingly, we must rely on our innovative, proprietary software platform to gain market share in the industry.

Employees

Other than our officers and directors, there are two employees of the Company.  Our officers and directors intend to do whatever work is necessary to increase revenues from operating.  Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

Board Committees

ACT has not yet implemented any board committees as of the date of this Prospectus.

Directors

There is no maximum number of directors ACT is authorized to have. However, in no event may ACT have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person(s).

DESCRIPTION OF PROPERTY

ACT’s corporate office is located at 1919 Plaza Drive, Suite 202, Eagan, Minnesota 55122 and our telephone number is 651-905-2932.  This office space is leased by an officer of the Company.

ACT’s management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  ACT does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.  ACT’s officers and directors have not been convicted in any criminal proceedings nor has they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

The Company’s officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

We are an operational company, incorporated on February 25, 2008.  We have generated revenues and expect to generate increased revenues in the foreseeable future.  See “Description of Business” contained herein.

Our Officers and Directors are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Results of Operation

Since incorporation, the Company has financed its operations through private investment.  From inception to December 31, 2010 we had total revenues of $84,094 and total expenses of $298,033.  This is primarily due to the start-up costs associated with the development of our software platform.

Our financial condition is stable and we have sufficient reserves to maintain operations until revenue increases from sales.  Our overhead is minimal and our initial software product is paid for.  We will not commence phase II of our business model until we have raised additional capital of at least $250,000.  We are currently analyzing the exact sales cycle for the various verticals we are targeting which are automotive, real estate and independent insurance agents.  Management has targeted these specific industries based on the perceived potential to increase corporate sales and to produce corporate profits.

Our minimum capital requirements over the next twelve (12) months is $250,000 which will be utilized for salaries, legal compliance as a reporting company and marketing.  This amount also includes IT support, rent, travel and other general and administrative expenses.   There are no trends in the near term that should affect our contemplated burn rate over the next twelve (12) months.

  April 2011 Update : To date, the Company has successfully developed and implemented the initial phase of its business plan and is attempting to secure additional funding to continue its expansion process.  The phase one software platform is complete and working in an efficient manner.  We have secured a bid from the Contata Solutions, our software partner, to pursue the phase two build out of our platform in the second quarter of 2011.  The expenditure for this upgrade is $25,000.

Since our inception in February of 2008 we have had a very extensive “BETA” test on our core product ( automated credit management platform ) which was very successful. It allowed us to generate a small amount of revenue in 2009, but more importantly it validated our business model and propelled us to upgrade our technology for a massive growth opportunity. Now that our product is complete we are in the initial stages of sales and marketing our product to the general public.

Profit/Loss: We have yet to produce a profit in a given quarter. Our development costs are complete and we now have a working product with minimal overhead. Short of monthly rent, servers, and misc. expenses, the cost to produce our product is zero. We do however understand that there will be constant upgrades to our technology platform to maintain its advanced capability. This is why we have already outlined a phase II upgrade as discussed in the previous paragraph. Our direct selling efforts have begun in earnest and we anticipate being profitable in Q3 of 2011.

Marketing Directives: With the completion of the initial software platform our software partner  Contata Solutions has engaged us in a joint marketing agreement for one of their products ( @mywork ) which is a Facebook Application. We have since co-branded the products and have created a unique hybrid that in our view will generate tremendous cash flow for ACT in the coming years. To understand the power of this product you simply need to know how many folks are on the social media ( FACEBOOK ) on any given moment in the course of a normal day. Millions of Americans spend hours upon hours per day, the fact that we've developed an application to target these people and their business activity with a unique branding tool is one of the reasons we have high expectations for our company. Our product allows a small business owner or entrepreneur to brand his/her company and tell “Stories” on Facebook, the customizable  application has many powerful tools to assist the client in building his/her business. Having the ability to “Give Away” an automated credit management tool to assist clients simply separates you from your competition and builds lasting relationships with your client base. No one wants to help people today if they have issues with their credit profiles. They simply are taken advantage of and we want to help them  regain the American Dream. In addition to marketing our products through the Facebook channel, we will have direct sales, webinars, and e-commerce.

Trends:  Our management team went through an exhaustive Risk Analysis study to identify trends from all conceivable angles. Such study included the potential of random unforeseen events including potential competition, change in the Fair Credit Reporting Act, foreign debt default, potential terrorist attacks, the instability of the middle east, North Korea and the potential of a double-dip recession.

Liquidity and Capital Resources

Once the Company receives a cash infusion, $250,000, with our current expense structure the Company would be viable for no less than 12 months. We believe an additional $750,000 would permit the Company to be viable for an additional 24 months.  There can be no assurance that such capital in Fusion will be achieved; however, management believes that based on certain assumptions (Social Media), there is a sufficient opportunity within this area to raise funds of $1 millions to enable a business like ours with such a minimal overhead to generate multiple streams of recurring revenue.  We believe that with our low overhead and high awareness of Social Media combined with high unemployment and strict financing guidelines, we have a unique opportunity to help a large segment of our society.  Based on these factors, we believe the Company has an opportunity to offer its products over a long period of time.  More than enough time to get our internal and external sales underway to be profitable. Again, our software is already paid for ( small upgrade required $25k ) so in essence our funding is to be used for marketing support and a small portion for management salary. Management believes we have a unique opportunity to capture a huge segment of the market based upon common sense marketing strategies.   The Company expects to raise this funding through either debt or equity funding.  This is based on our current business model and analysis of the current state of the economy.  We believe that our funding objectives are subject to uncertainties in market conditions, world events and legislative changes affecting the credit industry.

Management Compensation: Since the inception management ( CEO/Treasurer) have worked for equity, more important is that management realizes we must work from a minimal expense structure and will take small salaries until revenues warrant. Our goal is to build a successful company, not deplete the treasury for short term gain.

Liabilities: As of this writing the company has no long term liabilities, notes, or legal action against it. We do however have monthly rent, hosting for servers, and misc. expenses for day to day operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to ACT who own more than 5% of the outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Name and address of beneficial owner	Amount of beneficial ownership	Percent owned
Chris Jackson 1915 Plaza Drive, Suite 202, Eagan, MN 55122	5,500,000	32%
Enrico Giordano 1915 Plaza Drive, Suite 202, Eagan, MN 55122	5,000,000	29%
Chris Giordano (1) 1915 Plaza Drive, Suite 202, Eagan, MN 55122	900,000	5%
Mercury Assets Partners, LLC 1915 Plaza Drive, Suite 202, Eagan, MN 55122	1, 156 ,000	7%
Phoenix Holdings, LLC 1915 Plaza Drive, Suite 202, Eagan, MN 55122	820,000	5%
Gemini Funding Group, LLC 1915 Plaza Drive, Suite 202, Eagan, MN 55122	800,000	5%
Total Beneficial Owners	14,176,000	81%
All officers and directors as a group (2)	10,500,000	60%

(1)	Principal of Birchwood Capital LLC and includes ownership of 200,000 shares.

The percent of class is based on 17,565,000 shares of common stock issued and outstanding as of the date of this prospectus.

OFF-BALANCE SHEET ARRANGEMENTS

ACT does not have any off-balance sheet arrangements.

EXECUTIVE COMPENSATION

The table below sets forth all cash compensation paid or proposed to be paid by us to the chief executive officer and the most highly compensated executive officers, and key employees for services rendered in all capacities to the Company during fiscal years, 2008, 2009 and 2010 .

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($ )(1)

Chris Jackson, COO, Director	2008	Nil	Nil	5,500,000	Nil	Nil	Nil	Nil	Nil
	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Enrico Giordano, Treasurer	2008	Nil	Nil	5,000,000	Nil	Nil	Nil	Nil	Nil
	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	Although no compensation was paid to the officers and directors until 2010, the founders shares they received for services were valued at $.001 per share for tax purposes

Compensation Policy. Our officers are expected to receive the compensation set forth above..

Stock Option. At this time, our directors and officers have not received any stock options or freestanding SARs.

Bonuses. To date no bonuses have been granted. Any bonuses granted in the future will relate to meeting certain performance criteria that are directly related to areas within the executive’s responsibilities with the Company. As the Company continues to grow, more defined bonus programs will be created to attract and retain our employees at all levels.

Stock Option Plans

Our board of directors has not adopted any Stock Option Plans as of the date of this prospectus, however, we do intend to reserve 3,500,000 shares for a Stock Option Plan for management and employees.

Compensation of Directors

Directors are currently reimbursed for expenses incurred during the performance of their duties.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their ages as of  December 31 , 2010 are as follows:

Executive Officers and Directors

Name	Age	Office	Since
Chris Jackson	46	President, Chief Operating Officer, Director	Inception
Enrico Giordano	51	Treasurer	Inception

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Chris Jackson. Mr. Jackson is a founder and has served as the President and Chief Operating Officer since inception. Mr. Jackson graduated from Texas Lutheran University with a BA degree in Marketing. He has been in sales management for the better part of 15 years. Mr. Jackson ran several automotive dealerships sales departments and has a keen awareness of the credit markets importance. During the past four years, Mr. Jackson has been involved with all aspects of the credit management software industry.   From 2006 to 2007, Mr. Jackson worked for Mortgage Credit Specialists and since that time, has overseen the construction and implementation of company's technology platform. His personal hands on experience in the industry is key to the Company’s long term success and growth strategies.

Mr. Jackson’s main focus will be the implementation of sales strategies for growing the Company’s revenues. Mr. Jackson will devote 100% of his time to revenue generation and sales support within the Company.

Enrico Giordano. Mr. Giordano is a founder and has served as the Company Treasurer since inception  and will take on a more significant role as he helps grow the company. Mr. Giordano holds a BA degree in Mass Communications from the University of South Florida and has excelled in Mass Communication Law as his elective studies. Mr. Giordano has been a consultant for over 20 years and has worked with various types of deal structures, from helping structure the proposed sale and relocation of an NBA franchise to working with a structure on e-business companies and the web integration field that included associations with executives of corporations such as Compaq, Digital Equipment Corp., Apple Computer, VisiCorp, Fortress Technologies and IBM. From 2006 through 2007, Mr. Giordano worked on a consulting basis for SellaVision, Inc., a company involved with the infomercial and electronic retailing industry.  From 2008 until present, has also been instrumental in structuring and negotiating on behalf of the Company . Mr. Giordano has already been successful in creating alliances that can be significant to the Company's future growth potential. Mr. Giordano will devote most of his time to this effort, thus helping ensure the success of ACT.

For the past two years all of Mr. Giordano's time and efforts have been solely concentrated on the Company . From price point to structure as well as the marketing of the product to affiliate programs which are now ready to rolled out. These are all part of the vision along with Mr. Jackson in order to bring to market a product that is reliable, affordable and one that can help thousands upon thousands of people in today's economy. Mr. Giordano has taken no salary as a testament to his devotion and belief in the potential of the ACT system. The Company will seek out further management to insure its success and growth.

Advisory Board

ACT intends to add seasoned professionals to its advisory board from time to time.

Board Committees

ACT has not yet implemented any board committees as of the date of this prospectus.

Employment Agreements

There are currently two employment agreements with each of the Company’s officers. These agreements have been voided as of September 30, 2010.  See Auditors footnotes as it relates to this transaction.

Significant Employees

ACT has no significant employees other than the officers and directors described above, whose time and efforts are being provided to Advanced Credit Technologies, Inc. with compensation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in our common stock.  This prospectus is a step toward creating a public market for our common stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will ever develop.  ACT and its management make no representation about the present or future value of ACT’s common stock.

As of the date of this prospectus, there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company and other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document we have approximately  17,565,000 shares of common stock outstanding held by 58 shareholders.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The current President of the Company currently devotes full-time to the Company.  If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests.  The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of ACT must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The Officers and Directors;
●	Any person proposed as a nominee for election as a director;
●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

There are no promoters being used in relation with this offering as that term is defined in Item 404(d)(2) and Item 401(g) of Regulation S-K . No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company.  No assets will be or are expected to be acquired from any promoter on behalf of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accountant for the Company has neither resigned, declined to stand for reelection, nor have been dismissed. The independent accountant for the Company is Stan J.H. Lee, CPA, P.A.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his/her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2010

Stan J.H. Lee, CPA
2160 North Central Rd. Suite 209 * Fort Lee *  NJ 07024
P.O. Box 436402 *  San Diego  *  CA 92143-9402
619-623-7799 * Fax 619-564-3408 * E-mail) stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
   Advanced Credit Technologies, Inc.

We have audited the accompanying balance sheets of Advanced Credit Technologies, Inc.  (the “Company”) (a development stage enterprise) as of December 31, 2010,  December 31, 2009 ( restated)  and December 31, 2008 ( restated) and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2010,  December 31,2009 ( restated)  and for the period February 25, 2008 (inception) through December 31, 2008 ( restated) and for the period February 25, 2008 (inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Credit Technologies, Inc.  as of December 31, 2010, December 31, 2009 (restated) and December 31, 2008 ( restated)  and the results of its operations and its cash flows for the year ended December 31, 2010, December 31, 2009 (restated) and for the period February 25, 2008 (inception) through December 31, 2008 (restated) and for the period from February 25, 2008 (date of inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company would continue as a going concern. As discussed in note No 5 to the financial statements, the Company has not generated profits to date and has a working capital deficit which raises substantial doubt as to its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

_____________________

Stan J.H. Lee, CPA
April 13, 2011
Fort Lee NJ 07024
Registered with the Public Company Accounting Oversight Board
Registered with Canadian Public Accountability Board
Member of New Jersey Society of Certified Public Accountants

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Balance Sheets
	as of December 31
	2010	2009	2008
		( Restated)	(Restated)
Assets

Current assets
Cash in bank	$12,215	$9,626	$10

Total assets	12,215	9,626	10

Liabilities and stockholders' deficit

Current liabilities
Accrued expenses	0	6,000	3,000
Notes payable - Related parties	0	6,400	6,400
Accrued interest	0	1,027	387
Due to related parties	0	5,524	0

Total liabilities	0	18,951	9,787

Stockholders' deficit
Common stock authorized 100,000,000 shares , $.001 par value
authorized, issued and outstanding 17,565,000 ( year 2010) 15,250,000 (year 2009) and 15,000,000 (year 2008)	17,565	15,250	15,000
Additional paid-in capital	208,589	24,750	-
Common stock subscriptions received	0	-	-
Deficit accumulated during the development stage	(213,939)	(49,325)	(24,777)

Total stockholders' deficit	12,215	(9,325)	(9,777)

Total liabilities and stockholders' deficit	$12,215	$9,626	$10

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Statements of Operations

			February 25, 2008	February 25, 2008
			(Inception)	(Inception)
	Years ended December 31		through	through
	2010	2009	December 31, 2008	December 31, 2010
		( Restated)	( Restated)

Revenues	$17,230	$65,609	$1,255	$84,094
Commissions paid	2,250	44,360	-	46,610
Gross margin	14,980	21,249	1,255	37,484

Operating expenses
Professional fee	34,268	3,000	3,000	40,268
Consulting fees	4,350		15,000	19,350
Officer's compensation	42,818			42,818
Travel and entertainment	20,809	22,608	40	43,457
Rent	7,800	7,200	0	15,000
Computer, internet and software development	16,775			16,775
Research and development	34,500	11,500	6,400	52,400
Office supplies and expenses	10,833			10,833
Other operating expenses	7,085	849	1,205	9,139
Total operating expenses	179,238	45,157	25,645	250,040

Loss from operations	(164,258)	(23,908)	(24,390)	(212,556)

Other income (loss):
Interest expense	356	640	387	1,383

Income tax provision	-	-	-	-

Net loss	$(164,614)	$(24,548)	$(24,777)	(213,939)

Earnings per share	$(0.010)	$(0.002)	(0.002)

Weighted average shares outstanding	16,414,877	15,035,616	10,514.516

Advanced Credit Technologies, Inc.
(a development stage enterprise)
Statements of Stockholders' Deficit
						Deficit
						Accumulated
			Additional		Common Stock	During
	Common stock		Paid-In		Subscriptions	Development
	Shares	Amount	Capital		Received	Stage	Total

Balance, February 25, 2008	0	$0	$--		$--	$--	$0

Stock issued for consulting	15,000,000	15,000	-		--	--	$15,000

Net loss for the period from
February 25, 2008 (inception)
through December 31, 2008	--	--	--		--	(24,777)	(24,777)

Balance, December 31, 2008 ( Restated)	15,000,000	15,000	-		--	(24,777)	(9,777)

Proceeds from common stocks issued	250,000	250	24,750			--	25,000

Net loss for the year ended December 31, 2009 ( Restated)	--	--	--		--	(24,548)	(24,548)

Balance, December 31, 2009	15,250,000	15,250	24,750			(49,325)	(9,325)

Proceeds from common stocks issued	1,800,000	1,800	179,204		0	--	181,004

Common stock issued for
consulting	515,000	515	4,635	0	--		5,150

Net loss for the year ended December 31, 2010	--	--	--		--	(164,614)	(164,614)

Balance, December 31, 2010	17,565,000	$17,565	$208,589			$(213,939)	$12,215

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Statements of Cash Flows

			February 25, 2008	February 25, 2008
			(Inception)	(Inception)
	Years ended December 31		through	through
	2010	2009	December 31, 2008	December 31, 2010
		( Restated)	( Restated)

Cash flows used by operating activities:
Net loss	$(164,614)	$(24,548)	(24,777)	(213,939)
Adjustments to reconcile net loss to
net cash provided by operations
Stock issued for consulting services	0	--	0	0
Changes in liabilities	(6,000)	3,000	3,000	0
Accrued expenses	0
Accrued Interest Payment	(1,383)		0	(1,383)
Accrued interest	356	640	387	1,383

Net cash provided by operations	(171,641)	(20,908)	(21,390)	(213,939)

Cash flows from financing activities:
Proceeds from common stock issuance	186,154	25,000	15,000	226,154
Repayment of related party loans	(6,400)	--	0	0
Proceeds from related party loans	(5,534)	5,524	6,400	0

Cash flows from financing activities	174,230	30,524	21,400	226,154

Increase in cash	2,589	9,616	10	12,215

Cash - Beginning	9,626	10	--	--

Cash - Ending	$12,215	$9,626	10	12,215

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

On February 25, 2008, Advanced Credit Technologies, Inc.  (the “Company”) was incorporated in the State of Nevada.

Advanced Credit Technologies, Inc. provides a state of the art credit management platform that is a web based delivery system.  Industries that benefit from the Company’s technology include realtors, auto dealers and loan originators.

The Company has limited operations and in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC)  is considered to be in the development stage.

Basis of Presentation

Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from the estimates.

Certain reclassifications have been made to conform previously reported data to the current presentation. These reclassifications have no effect on our net income (loss) or financial position as previously reported.
Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses related to this concentration of risk. As of December 31, 2010, December 31, 2009 and   2008, the Company had $0 in deposits in excess of federally-insured limits.

Research and Development, Software Development Costs, and Internal Use Software Development Costs

Research and development costs are charged to operations as incurred.

Software development costs are accounted for in accordance with ASC Topic No. 985. Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. For products where proven technology exists, this may occur very early in the development cycle. Factors we consider in determining when technological feasibility has been established include (i) whether a proven technology exists; (ii) the quality and experience levels of the individuals developing the software; (iii) whether the software is similar to previously developed software which has used the same or similar technology; and (iv) whether the software is being developed with a proven underlying engine. Technological feasibility is evaluated on a product-by-product basis. Capitalized costs for those products that are cancelled or abandoned are charged immediately to cost of sales. The recoverability of capitalized software development costs is evaluated on the expected performance of the specific products for which the costs relate.

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2010

Internal use software development costs are accounted for in accordance with ASC Topic No. 350 which requires the capitalization of certain external and internal computer software costs incurred during the application development stage. The application development stage is characterized by software design and configuration activities, coding, testing and installation. Training costs and maintenance are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality.

In accounting for website software development costs, we have adopted the provisions of ASC Topic No. 350. ASC Topic No. 350 provides that certain planning and training costs incurred in the development of website software be expensed as incurred, while application development stage costs are to be capitalized.

During the years ending December 31, 2010, December 31, 2009 and for the period February 25, 2008 (inception) through December 31, 2008, we have capitalized  external and internal use software and website development costs totaling $-0- and $-0-, respectively. The estimated useful life of costs capitalized is evaluated for each specific project and ranges from one to three years.

Advertising Expenses

Advertising costs are expensed as incurred. The total advertising expenses included in the Statement of Operations for the years ending December 31, 2010, December 31, 2009 and for the period February 25, 2008 (inception) through December 31, 2008 were $691, $-0- and $-0-, respectively.

Fixed Assets

The Company records its fixed assets at historical cost. The Company expenses maintenance and repairs as incurred. Upon disposition of fixed assets, the gross cost and accumulated depreciation are written off and the difference between the proceeds and the net book value is recorded as a gain or loss on sale of assets. The Company depreciates its fixed assets over their respective estimated useful lives ranging from 3 to 5 years.

Intangible and Long-Lived Assets

The Company follows FASB ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through December 31, 2009, the Company had not experienced impairment losses on its long-lived assets.

Research and Development

In accordance with ASC Topics 985 and 350 the Company has recorded all costs incurred to establish the technological feasibility of computer software product to be sold, leased, or otherwise marketed are researched and development costs.  For the years ending December 31, 2010, December 31, 2009 and for the period February 25, 2008 (inception) through December 31, 2008 the Company recorded research and development costs of $34,500, $11,500 and $6,400 respectively.

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2010

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed and determinable, and collectability is reasonably assured. Determining whether some or all of these criteria have been met involves assumptions and judgments that can have a significant impact on the timing and amount of revenue the Company reports.
Cost of Revenues

The Company records commissions paid to subcontractors directly involved in the production of revenue as cost of sales.

Fair Value Measurements

For certain financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

The Company has adopted FASB ASC 820-10, “Fair Value Measurements and Disclosures.” FASB ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with FASB ASC 815.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” now known as ASC Topic 825-10 “Financial Instruments.” ASC Topic 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. FASB ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company has adopted FASB ASC 825-10. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

Segment Reporting

FASB ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2010, December 31, 2009 and  2008.
Income Taxes

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2010

 When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.
Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations.

Net Earnings (Loss) Per Share

Earnings per share is calculated in accordance with the FASB ASC 260-10, “Earnings Per Share.” Basic earnings (loss) per share is based upon the weighted average number of common shares outstanding. Diluted earnings (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

At December 31, 2010, December 31, 2009 and December 31, 2008, no potentially dilutive shares were outstanding.

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

	Income (loss)	Shares	Per Share
	(Numerator)	(Denominator)	Amount
For the Year Ended December 31, 2010
Basic and diluted EPS	$ (164,614)	17,565,000	$(0.010)
Income to common stockholders

For the Year Ended December 31, 2009:
Basic and diluted EPS
Income to common stockholders	$(24,548)	15,250,000	$(0.002)

For the period February 25, 2008 (inception) through December 31, 2008:
Basic and diluted EPS
Income to common stockholders	$(24,777)	15,000,000	$(0.002)

Stock Based Compensation

The Company adopted FASB ASC Topic 718 – Compensation – Stock Compensation (formerly SFAS 123R), which  establishes the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  For stock based compensation the Company recognizes an expense in accordance with FASB ASC Topic 718 and values the equity securities based on the fair value of the security on the date of grant.  Stock option awards are valued using the Black-Scholes option-pricing model.

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2010

The Company accounts for stock issued to non-employees where the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

As there is no trading history and the Company securities are not offered to the public, the Company has determined that the fair value of its stock is the price paid when it raises funds.   For the year ended December 31, 2009 the Company issued no stock for compensation .  For the period February 25, 2008 (inception) through December 31, 2008, the Company issued 15,000,000 common shares to consultants for services valued at $15,000 The value of these shares totaling 15,000,000, was determined by the Company’s Board of Directors since at the time of issuance, the Company had no operations, business plan, website or software. In 2010 the company issued additional 515,000 common shares for consulting,  These shares were valued at $.001 per share or $5,150.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in these financial statements. The adoption of FASB ASC 105 did not impact the Company’s financial position or results of operations.

NOTE 2 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company has 100,000,000 shares of $.001 par value Common stock authorized at December 31, 2010, December 31, 2009, and December 31, 2008.  There were 17, 565 ,000, 15,250,000 and 15,000,000 shares outstanding as of December 31, 2010, December 31, 2009 and 2008, respectively.

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2010

NOTE 3 – COMMITMENTS

The Company rents office space for its main office in Eagan, Minnesota on a month-to-month basis.  Monthly rent for this space is $600.
The Company entered into an agreement on December 10, 2009 for professional services to improve the technology and features of the Company’s current website (www.advancecredittechnologies.com) and to build a solution that will meet the needs of both the Company’s retail customers and its wholesale customers and resellers.  The term of the agreement is expected to be approximately three months.  The total costs per the agreement is $46,000 due as follows:

Paid upon signing of the agreement	$11,500.
Due upon completion of user functionality	5,000
Due upon completion of administrative functionality	6,500
Due upon completion of user acceptance testing and final rollout of the product	23,000

NOTE 4 – RELATED PARTY TRANSACTIONS

Related Party Loans Payable

The following is a summary of related party loans payable:

	December 31, 2010 .	December 31, 2009	December 31, 2008
Liabilities
Due to related parties	$0	$5,524	-
Notes payable to related parties	0	6,400.	6,400

Note Payable to Related Parties

On May 17, 2008, the Company entered into a promissory note with an officer of the Company in the amount of $6,400. The promissory note represents the value of software development costs advanced to the Company during May and June, 2008. The note accrues interest at 10%  and is due on demand. The note remains unpaid as of December 31, 2009. The balance on the note was $6,400 and $6,400 as of December 31, 2009 and 2008, respectively.  Accrued interest totaled $1,027 and $387 as of December 31, 2009 and 2008, respectively.  Both notes were paid off in 2010.

Due to Related Parties

During 2009, an officer of the Company advanced to the Company $5,524 in the form of expenses incurred on behalf of the Company.  The balance was $ 0.00 at December 31, 2010.

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2010

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has not achieved profitability and has not enacted its entire business plan as of December 31, 2010.  In addition, the Company has a working capital in the amount of $ 12,215 .  This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by related party debt and  equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $213,939 . Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 6 – INCOME TAXES

At December 31, 2010, the Company had available federal and state net operating loss carry forwards to reduce future taxable income.  The amount available was approximately $ 213,939 . for federal and state purposes.  The federal and state net operating loss carry forwards begin to expire in 2029.  Given the Company’s history of net operating losses, management has determined that it is more likely than not that the Company will not be able to realize the tax benefit of the net operating loss carry forwards.  Accordingly, the Company has not recognized a deferred tax asset for this benefit.

FASB ASC Topic 740 – Income Taxes (formerly SFAS 109) requires that the Company establish a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized.  Due to restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in ownership of companies with net operating loss carry forwards, the utilization of the Company’s net operating loss carry forwards will likely be limited as a result of cumulative changes in stock ownership.  The Company has not recognized a deferred asset and, as a result, the change in stock ownership will not result in any change to the valuation allowances.  Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carry forwards and will recognize a deferred tax asset at that time.

Significant components of the Company’s deferred income tax assets are as follows as of:

December 31, 2010
Deferred income tax asset:
Net operating loss carry forward	$213,939
Valuation allowance	$(213,939)
Net deferred income tax asset	—

The Company has adopted FASB  ASC Topic 740 – Income Taxes  (formerly FIN 48) — an interpretation of former FASB Statement No. 109.  The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this ASC Topic we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This ASC Topic also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2009, the Company does not have a liability for unrecognized tax benefits.

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2010

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for five years after 2008. During the periods open to examination, the Company has net operating loss and tax credit carry forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these NOL’s and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

NOTE 7 – SUBSEQUENT EVENTS

In 2009, the FASB ASC Topic 865 (formerly FASB 165, Subsequent Events) , which defines the period after the balance sheet date that subsequent events should be evaluated and provides guidance in determining if the event should be reflected in the current financial statements.  This ASC Topic  also requires disclosure regarding the date through which subsequent events have been evaluated.  The Company adopted the provisions of Statement 165 as of December 31, 2009.

The Company has evaluated subsequent events through the time the December 31, 2010 financial statements were issued on April 13, 2011.  No events have occurred subsequent to December 31, 2010 that require disclosure or recognition in these financial statements other than as listed below.

Restatement of Financial Statements of the company for the years ended December 31, 2008 and December 31, 2009
The company announces that it has restated its audited financial statements for the years ended 31st December 2008 and 2009 arising as a result of the revised accounting treatment for the company’s stock issued for consulting services.  The company’s founders upon review discovered that based on current tax law they could be subject to a tax liability upon the issuance of stock for consulting services.  Since no money was involved in the exchange, it was a non material event in the operation of the company.

Therefore, the original employment agreement remuneration clause was eliminated resulting in the reduction of a $213,975.00 consulting fees.   This amount was replaced by $15,000 in operating expenses incurred by the founders in 2008.  The net result effect’s the operational income statement loss by $199,175.00 reducing it from ($223,952.00) to (24,777.00).

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Balance Sheets

	25-Feb-08	25-Feb-08
	(Inception)	(Inception)
	through	through
	December 31,	December 31,
	2008	2008
	(Restated)	Previously filed	Difference
Assets

Current assets
Cash in bank	$10	10

Total assets	10	10	0

Liabilities and stockholders' deficit

Current liabilities
Accrued expenses	3,000	3,000	0
Notes payable - Related parties	6,400	6,400	0
Accrued interest	387	387	0
Due to related parties	0	0	0

Total liabilities	9,787	9,787	0

Stockholders' deficit
Common stock 100,000,000, $.001 par value shares
authorized, 18,500,000 and 17,592,000 issued
and outstanding	15,000	14,265	735
Additional paid-in capital	0	199,910	(199,910)
Common stock subscriptions received			0
Deficit accumulated during the development stage	(24,777)	(223,952)	199,175

Total stockholders' deficit	(9,777)	(9,777)	0

Total liabilities and stockholders' deficit	$10	10	0

See accompanying notes to financial statements

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Statements of Operations

	February 25, 2008	February 25, 2008
	(Inception)	(Inception)
	through	through
	December 31, 2008	December 31, 2008	Difference

Revenues	$1,255	$1,055	200.00
Commissions paid	-	$-
Gross margin	1,255	1,055	200.00

Operating expenses
Professional fee	3,000	3,000
Consulting fees	15,000	213,975	(198,975)
Officer's compensation		0	0
Travel and entertainment	40	40	0
Rent	0	0	0
Computer and internet	0	0	0
Research and development	6,400	6,400	0
Office supplies and expenses	0	0	0
Other operating expenses	1,205	1,205	0
Total operating expenses	25,645	224,620	(198,975)

Loss from operations	(24,390)	(223,565)	199,175

Interest expense	387	387	0

Net loss	(24,777)	(223,952)	199,175

Earnings per share	(0.002)

Weighted average shares outstanding	10,514,516

See accompanying notes to financial statements

Advanced Credit Technologies, Inc.
(A development stage enterprise)
2009 Balance Sheets Restated
	Restated
	December 31,	December 31,
	2009	2009	Difference
Assets

Current assets
Cash in bank	$9,626	9,626	-

Total assets	9,626	9,626	-

Liabilities and stockholders' deficit

Current liabilities
Accrued expenses	6,000	6,000	-
Notes payable - Related parties	6,400	6,400	-
Accrued interest	1,027	1,027	-
Due to related parties	5,524	5,524	-

Total liabilities	18,951	18,951	-

Stockholders' deficit
Common stock 100,000,000, $.001 par value shares
authorized, 18,500,000 and 15,250,000 issued
and outstanding	15,000	15,000	-
Additional paid-in capital	25,000	25,000	-
Common stock subcriptions received
Deficit accumulated during the development stage	(49,325)	(49,325)	-

Total stockholders' deficit	(9,325)	(9,325)	-

Total liabilities and stockholders' deficit	$9,626	9,626	-

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Statements of Operations
Restated Adjustments

	Twelve Months	Twelve Months
	Ended	Ended
	December 31, 2009	December 31, 2009	Difference
	(Restated)	Previously filed

Revenues	$65,609	$64,554	1,055
Commissions paid	44,360	$44,360
Gross margin	21,249	20,194

Operating expenses
Professional fee	3,000	3,000	0
Consulting fees	-	0	0
Officer's compensation
Travel and entertainment	22,608	19,608	3,000
Rent	7,200	7,200	0
Computer and internet
Research and development	11,500	11,500	0
Office supplies and expenses
Other operating expenses	849	849	0
Unclassified Expenses	-	1,945	(1,945)
Total operating expenses	45,157	44,102	1,055

Loss from operations	(23,908)	(23,908)	0

Interest expense	640	640	0

Net loss	(24,548)	(24,548)	0

Earnings per share	(0.002)	(0.002)

Weighted average shares outstanding	15,035,616	15,035,616

See accompanying notes to financial statements

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2009

Stan J.H. Lee, CPA
2160 North Central Rd. Suite 203 tFort Lee t NJ 07024
P.O. Box 436402 t San Ysidro t CA 92143-9402
619-623-7799 t Fax 619-564-3408 t E-mail) stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
   Advanced Credit Technologies, Inc.

We have audited the accompanying balance sheets of Advanced Credit Technologies Inc.  (a Development Stage Company) as of December 31, 2009 and 2008 and the related statements of operations, stockholders equity and cash flows for the year ended December 31, 2009 and for the period from February 25, 2008 through December 31, 2008 and for the periods February 25, 2008 (date of inception) through December 31, 2009.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2009 and 2008 and the results of its' operations and its' stockholders equity and cash flows for the year  ended December 31, 2009 and for the period from February 25, 2008 through December 31, 2008 and for the period February 25, 2008  (date of inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Stan J.H. Lee, CPA
_____________________
Stan J.H. Lee, CPA
June 5, 2010

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Balance Sheets

	December 31,
	2009	2008
Assets

Current assets
Cash in bank	$9,626	$10

Total assets	9,626	10

Liabilities and stockholders' deficit

Current liabilities
Accrued expenses	6,000	3,000
Notes payable - Related parties	6,400	6,400
Accrued interest	1,027	387
Due to related parties	5,524	--

Total liabilities	18,951	9,787

Stockholders' deficit
Common stock 100,000,000, $.001 par value shares
authorized, 14,515,000 and 14,265,000 issued
and outstanding	14,515	14,265
Additional paid-in capital	224,660	199,910
Deficit accumulated during the development stage	(248,500)	(223,952)

Total stockholders' deficit	(9,325)	(9,777)

Total liabilities and stockholders' deficit	$9,626	$10

 See accompanying notes to financial statements

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Statements of Operations
		February 25, 2008	February 25, 2008
		(Inception)	(Inception)
	Year Ended	through	through
	December 31,	December 31,	December 31,
	2009	2008	2009

Revenues	$64,554	$1,055	$65,609
Commissions paid	44,360	--	44,360
Gross margin	20,194	1,055	21,249

Operating expenses
Professional fee	3,000	3,000	6,000
Consulting fees	-	213,975	213,975
Travel and entertainment	19,608	40	19,648
Research and development	11,500	6,400	17,900
Other operating expenses	9,994	1,205	11,199
Total operating expenses	44,102	224,620	268,722

Loss from operations	(23,908)	(223,565)	(247,473)

Interest expense	640	387	1,027

Net loss	$(24,548)	$(223,952)	$(248,500)

Earnings per share	$(0.00)	$(0.06)

Weighted average shares outstanding	14,280,753	4,064,548

See accompanying notes to financial statements

Advanced Credit Technologies, Inc.
(a development stage enterprise)
Statements of Stockholders' Deficit
				Deficit
				Accumulated
			Additional	During
	Common stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance, February 25, 2008	--	$--	$--	$--	$--

Proceeds from issuance of
Capital contributed by founders	--	--	200	--	200

Stock issued for consulting	14,265,000	14,265	199,710	--	213,975

Net loss for the period from
February 25, 2008 (inception)
through December 31, 2008	--	--	--	(223,952)	(223,952)

Balance, December 31, 2008	14,265,000	14,265	199,910	(223,952)	(9,777)

Proceeds from issuance of
common stock	250,000	250	24,750	--	25,000

Net loss for the year ended
December 31, 2009	--	--	--	(24,548)	(24,548)

Balance, December 31, 2009	14,515,000	$14,515	$224,660	$(248,500)	$(9,325)

See accompanying notes to financial statements

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Statements of Cash Flows
		February 25, 2008	February 25, 2008
		(Inception)	(Inception)
	Year Ended	through	through
	December 31,	December 31,	December 31,
	2009	2008	2009
Cash flows used by operating activities:
Net loss	$(24,548)	$(223,952)	$(248,500)
Adjustments to reconcile net loss to
net cash provided by operations
Stock issued for consulting services	--	213,975	213,975
Changes in liabilities	3,000	3,000	6,000
Accrued interest	640	387	1,027

Net cash provided by operations	(20,908)	(6,590)	(27,498)

Cash flows from financing activities:
Proceeds from common stock issuance	25,000	200	25,200
Proceeds from related party loans	5,524	6,400	11,924

Cash flows from financing activities	30,524	6,600	37,124

Increase in cash	9,616	10	9,626

Cash - Beginning	10	--	--

Cash - Ending	$9,626	$10	$9,626

See accompanying notes to financial statements

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

On February 25, 2008, Advanced Credit Technologies, Inc.  (the “Company”) was incorporated in the State of Nevada.

Advanced Credit Technologies, Inc. provides a state of the art credit management platform that is a web based delivery system.  Industries that benefit from the Company’s technology include realtors, auto dealers and loan originators.

The Company has limited operations and in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC)  is considered to be in the development stage.

Basis of Presentation

Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from the estimates.

Certain reclassifications have been made to conform previously reported data to the current presentation. These reclassifications have no effect on our net income (loss) or financial position as previously reported.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses related to this concentration of risk. As of December 31, 2009 and   2008, the Company had $0 in deposits in excess of federally-insured limits.

Research and Development, Software Development Costs, and Internal Use Software Development Costs

Research and development costs are charged to operations as incurred.

Software development costs are accounted for in accordance with ASC Topic No. 985. Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. For products where proven technology exists, this may occur very early in the development cycle. Factors we consider in determining when technological feasibility has been established include (i) whether a proven technology exists; (ii) the quality and experience levels of the individuals developing the software; (iii) whether the software is similar to previously developed software which has used the same or similar technology; and (iv) whether the software is being developed with a proven underlying engine. Technological feasibility is evaluated on a product-by-product basis. Capitalized costs for those products that are cancelled or abandoned are charged immediately to cost of sales. The recoverability of capitalized software development costs is evaluated on the expected performance of the specific products for which the costs relate.

Internal use software development costs are accounted for in accordance with ASC Topic No. 350 which requires the capitalization of certain external and internal computer software costs incurred during the application development stage. The application development stage is characterized by software design and configuration activities, coding, testing and installation. Training costs and maintenance are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality.

In accounting for website software development costs, we have adopted the provisions of ASC Topic No. 350. ASC Topic No. 350 provides that certain planning and training costs incurred in the development of website software be expensed as incurred, while application development stage costs are to be capitalized.

During the year ended December 31, 2009 and for the period February 25, 2008 (inception) through December 31, 2008, we have capitalized  external and internal use software and website development costs totaling $-0- and $-0-, respectively. The estimated useful life of costs capitalized is evaluated for each specific project and ranges from one to three years.

Advertising Expenses

Advertising costs are expensed as incurred. The total advertising expenses included in the Statement of Operations for the year ended December 31, 2009 and for the period February 25, 2008 (inception) through December 31, 2008 were $-0- and $-0-, respectively.

Fixed Assets

The Company records its fixed assets at historical cost. The Company expenses maintenance and repairs as incurred. Upon disposition of fixed assets, the gross cost and accumulated depreciation are written off and the difference between the proceeds and the net book value is recorded as a gain or loss on sale of assets. The Company depreciates its fixed assets over their respective estimated useful lives ranging from 3 to 5 years.

Intangible and Long-Lived Assets

The Company follows FASB ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through December 31, 2009, the Company had not experienced impairment losses on its long-lived assets.

Research and Development

In accordance with ASC Topics 985 and 350 the Company has recorded all costs incurred to establish the technological feasibility of computer software product to be sold, leased, or otherwise marketed are researched and development costs.  For the year ended December 31, 2009 and for the period February 25, 2008 (inception) through December 31, 2008 the Company recorded research and development costs of $11,500 and $6,400 respectively.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed and determinable, and collectability is reasonably assured. Determining whether some or all of these criteria have been met involves assumptions and judgments that can have a significant impact on the timing and amount of revenue the Company reports.

Cost of Revenues

The Company records commissions paid to subcontractors directly involved in the production of revenue as cost of sales.

Fair Value Measurements

For certain financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

The Company has adopted FASB ASC 820-10, “Fair Value Measurements and Disclosures.” FASB ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with FASB ASC 815.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” now known as ASC Topic 825-10 “Financial Instruments.” ASC Topic 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. FASB ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company has adopted FASB ASC 825-10. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

Segment Reporting

FASB ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2009 and  2008.

Income Taxes

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

 When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations.

Net Earnings (Loss) Per Share

Earnings per share is calculated in accordance with the FASB ASC 260-10, “Earnings Per Share.” Basic earnings (loss) per share is based upon the weighted average number of common shares outstanding. Diluted earnings (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

At December 31, 2009 and December 31, 2008, no potentially dilutive shares were outstanding.

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

	Income (loss)	Shares	Per Share
	(Numerator)	(Denominator)	Amount

For the Year Ended December 31, 2009:	$(24,548)	14,280,753	$(0.00)
Basic and diluted EPS
Income to common stockholders
For the period February 25, 2008 (inception) through December 31, 2008:	$(223,952)	4,064,548	$(0.06)
Basic and diluted EPS
Income to common stockholders

Stock Based Compensation

The Company adopted FASB ASC Topic 718 – Compensation – Stock Compensation (formerly SFAS 123R), which  establishes the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  For stock based compensation the Company recognizes an expense in accordance with FASB ASC Topic 718 and values the equity securities based on the fair value of the security on the date of grant.  Stock option awards are valued using the Black-Scholes option-pricing model.

The Company accounts for stock issued to non-employees where the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

As there is no trading history and the Company securities are not offered to the public, the Company has determined that the fair value of its stock is the price paid when it raises funds.   For the year ended December 31, 2009 the Company issued no stock for compensation .  For the period February 25, 2008 (inception) through December 31, 2008, the Company issued 4,500,000 common shares to consultants for services valued at $67,500 and 9,765,000 shares to the Company’s founders for services valued at $146,475, or $.015 per share.  The value of these shares totaling 14,265,000 and $213,975, was determined by the Company’s Board of Directors since at the time of issuance, the Company had no operations, business plan, website or software.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in these financial statements. The adoption of FASB ASC 105 did not impact the Company’s financial position or results of operations.

NOTE 2 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company has 100,000,000 shares of $.001 par value Common stock authorized at December 31, 2009, and December 31, 2008.  There were 14,515,000 and 14,265,000 shares outstanding at December 31, 2009 and 2008, respectively.

NOTE 3 – COMMITMENTS

The Company rents office space for its main office in Eagan, Minnesota on a month-to-month basis.  Monthly rent for this space is $600.

The Company entered into an agreement on December 10, 2009 for professional services to improve the technology and features of the Company’s current website (www.700creditmd.com) and to build a solution that will meet the needs of both the Company’s retail customers and its wholesale customers and resellers.  The term of the agreement is expected to be approximately three months.  The total costs per the agreement is $46,000 due as follows:

Paid upon signing of the agreement	$11,500.
Due upon completion of user functionality	5,000
Due upon completion of administrative functionality	6,500
Due upon completion of user acceptance testing and
final rollout of the product	23,000

The Company and the contractor may, within 60 days upon signing of the contract, negotiate an equity participation in lieu of the last $23,000 cash payment.

NOTE 4 – RELATED PARTY TRANSACTIONS

Related Party Loans Payable

The following is a summary of related party loans payable:

	December 31, 2009	December 31, 2008
Liabilities
Due to related parties	5,524	-
Notes payable to related parties	6,400.	6,400

Note Payable to Related Parties

On May 17, 2008, the Company entered into a promissory note with an officer of the Company in the amount of $6,400. The promissory note represents the value of software development costs advanced to the Company during May and June, 2008. The note accrues interest at 10%  and is due on demand. The note remains unpaid as of December 31, 2009. The balance on the note was $6,400 and $6,400 as of December 31, 2009 and 2008, respectively.  Accrued interest totaled $1,027 and $387 as of December 31, 2009 and 2008, respectively.

Due to Related Parties

During 2009, an officer of the Company advanced to the Company $5,524 in the form of expenses incurred on behalf of the Company.  The balance was $5,524 at December 31, 2009.

Officers Compensation Expense: Our financial statements reflect consulting fees paid to our founders and officers in the amount of $146,47.  See Stock Based Compensation in Note 1.

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has not achieved profitability and has not enacted its entire business plan as of December 31, 2009.  In addition, the Company has a working capital deficit in the amount of $9,325.  This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by related party debt and  equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $248,500. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 6 – INCOME TAXES

At December 31, 2009, the Company had available federal and state net operating loss carry forwards to reduce future taxable income.  The amount available was approximately $28,000 for federal and state purposes.  The federal and state net operating loss carry forwards begin to expire in 2028.  Given the Company’s history of net operating losses, management has determined that it is more likely than not that the Company will not be able to realize the tax benefit of the net operating loss carry forwards.  Accordingly, the Company has not recognized a deferred tax asset for this benefit.

FASB ASC Topic 740 – Income Taxes (formerly SFAS 109) requires that the Company establish a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized.  Due to restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in ownership of companies with net operating loss carry forwards, the utilization of the Company’s net operating loss carr yforwards will likely be limited as a result of cumulative changes in stock ownership.  The Company has not recognized a deferred asset and, as a result, the change in stock ownership will not result in any change to the valuation allowances.  Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carry forwards and will recognize a deferred tax asset at that time.

Significant components of the Company’s deferred income tax assets are as follows as of:

Deferred income tax asset:		December 31, 2009
	Net operating loss carry forward	$248,500
	Valuation allowance	(248,500)
	Net deferred income tax asset	—

The Company has adopted FASB  ASC Topic 740 – Income Taxes  (formerly FIN 48) — an interpretation of former FASB Statement No. 109.  The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this ASC Topic we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This ASC Topic also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2009, the Company does not have a liability for unrecognized tax benefits.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for five years after 2008. During the periods open to examination, the Company has net operating loss and tax credit carry forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these NOL’s and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

NOTE 7 – SUBSEQUENT EVENTS

In 2009, the FASB ASC Topic 865 (formerly FASB 165, Subsequent Events) , which defines the period after the balance sheet date that subsequent events should be evaluated and provides guidance in determining if the event should be reflected in the current financial statements.  This ASC Topic  also requires disclosure regarding the date through which subsequent events have been evaluated.  The Company adopted the provisions of Statement 165 as of December 31, 2009.

The Company has evaluated subsequent events through the time the December 31, 2009 financial statements were issued on June 5, 2010.  No events have occurred subsequent to December 31, 2009 that require disclosure or recognition in these financial statements other than as listed below.

Subsequent to December 31, 2009 the Company received proceeds of $48,500 from the issuance of 485,000 shares of common stock.

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH SEPTEMBER 30, 2010

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Balance Sheets
	(Unaudited)
	September 30,	December 31,
	2010	2009
Assets

Current assets
Cash in bank	$9,207	$9,626

Total assets	9,207	9,626

Liabilities and stockholders' deficit

Current liabilities
Accrued expenses	3,000	6,000
Notes payable - Related parties	--	6,400
Accrued interest	193	1,027
Due to related parties	5,524	5,524

Total liabilities	8,717	18,951

Stockholders' deficit
Common stock 100,000,000, $.001 par value shares
authorized, 15,800,000 and 14,515,000 issued
and outstanding	15,800	14,515
Additional paid-in capital	352,492	224,660
Common stock subcriptions received	15,000
Deficit accumulated during the development stage	(382,802)	(248,500)

Total stockholders' deficit	490	(9,325)

Total liabilities and stockholders' deficit	$9,207	$9,626
 See accompanying notes to financial statements

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Statements of Operations
(Unaudited)

			February 25, 2008
	Nine Months	Nine Months	(Inception)
	Ended	Ended	through
	September 30, 2010	September 30, 2009	September 30, 2010

Revenues	$15,766	$48,416	$81,375
Commissions paid	-	33,270	44,360
Gross margin	15,766	15,146	37,015

Operating expenses
Professional fee	23,080	2,250	29,080
Consulting fees	-	-	213,975
Officer's compensation	38,375	-	38,375
Travel and entertainment	16,601	14,706	36,249
Rent	6,000		6,000
Computer and internet	7,100		7,100
Research and development	34,500	8,625	52,400
Office supplies and expenses	18,442		18,442
Other operating expenses	5,703	7,496	16,902
Total operating expenses	149,801	33,077	418,523

Loss from operations	(134,035)	(17,931)	(381,508)

Interest expense	267	480	1,294

Net loss	$(134,302)	$(18,411)	$(382,802)

Earnings per share	$(0.01)	$(0.00)

Weighted average shares outstanding	15,657,000	14,265,000

 See accompanying notes to financial statements

Advanced Credit Technologies, Inc.
(a development stage enterprise)
Statements of Stockholders' Deficit
(Unaudited)
					Deficit
					Accurmulated
			Additional	Common Stock	During
	Common stock		Paid-In	Subscriptions	Development
	Shares	Amount	Capital	Received	Stage	Total

Balance, February 25, 2008	--	$--	$--	$--	$--	$--

Proceeds from issuance of
Capital contributed by founders	--	--	200	--	--	200

Stock issued for consulting	14,265,000	14,265	199,710	--	--	213,975

Net loss for the period from
February 25, 2008 (inception)
through December 31, 2008	--	--	--	--	(223,952)	(223,952)

Balance, December 31, 2008	14,265,000	14,265	199,910	--	(223,952)	(9,777)

Proceeds from issuance of
common stock	250,000	250	24,750	--	--	25,000

Net loss for the year ended
December 31, 2009	--	--	--	--	(24,548)	(24,548)

Balance, December 31, 2009	14,515,000	14,515	224,660	--	(248,500)	(9,325)

Proceeds from issuance of
common stock	1,235,000	1,235	122,882	15,000	--	139,117

Common stock issued for
consulting	50,000	50	4,950	--		5,000

Net loss for the nine months
ended September 30, 2010	--	--	--	--	(134,302)	(134,302)

Balance, September 30, 2010	15,800,000	$15,800	$352,492	15,000	$(382,802)	$490

 See accompanying notes to financial statements

Advanced Credit Technologies, Inc.
(A development stage enterprise)
Statements of Cash Flows

			(Unaudited)
	(Unaudited)		February 25, 2008
	Nine Months		(Inception)
	Ended	Year Ended	through
	September 30, 2010	December 31, 2009	September 30, 2010
Cash flows used by operating activities:
Net loss	$(134,302)	$(24,548)	$(382,802)
Adjustments to reconcile net loss to
net cash provided by operations
Stock issued for consulting services	5,000	--	218,975
Changes in liabilities	--	3,000	6,000
Accrued expenses	(3,000)		(3,000)
Accrued interest	(834)	640	193

Net cash provided by operations	(133,136)	(20,908)	(160,634)

Cash flows from financing activities:
Proceeds from common stock issuance	139,117	25,000	164,317
Repayment of related party loans	(6,400)	--	(6,400)
Proceeds from related party loans	--	5,524	11,924

Cash flows from financing activities	132,717	30,524	169,841

Increase in cash	(419)	9,616	9,207

Cash - Beginning	9,626	10	--

Cash - Ending	$9,207	$9,626	$9,207

 See accompanying notes to financial statements

ADVANCED CREDIT TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 25, 2008 (INCEPTION)
THROUGH SEPTEMBER 30, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

On February 25, 2008, Advanced Credit Technologies, Inc.  (the “Company”) was incorporated in the State of Nevada.

Advanced Credit Technologies, Inc. provides a state of the art credit management platform that is a web based delivery system.  Industries that benefit from the Company’s technology include realtors, auto dealers and loan originators.

The Company has limited operations and in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC)  is considered to be in the development stage.

Basis of Presentation

Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from the estimates.

Certain reclassifications have been made to conform previously reported data to the current presentation. These reclassifications have no effect on our net income (loss) or financial position as previously reported.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses related to this concentration of risk. As of September 30, 2010 and December 31, 2009 the Company had $0 in deposits in excess of federally-insured limits.

Research and Development, Software Development Costs, and Internal Use Software Development Costs

Research and development costs are charged to operations as incurred.

Software development costs are accounted for in accordance with ASC Topic No. 985. Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. For products where proven technology exists, this may occur very early in the development cycle. Factors we consider in determining when technological feasibility has been established include (i) whether a proven technology exists; (ii) the quality and experience levels of the individuals developing the software; (iii) whether the software is similar to previously developed software which has used the same or similar technology; and (iv) whether the software is being developed with a proven underlying engine. Technological feasibility is evaluated on a product-by-product basis. Capitalized costs for those products that are cancelled or abandoned are charged immediately to cost of sales. The recoverability of capitalized software development costs is evaluated on the expected performance of the specific products for which the costs relate.

Internal use software development costs are accounted for in accordance with ASC Topic No. 350 which requires the capitalization of certain external and internal computer software costs incurred during the application development stage. The application development stage is characterized by software design and configuration activities, coding, testing and installation. Training costs and maintenance are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality.

In accounting for website software development costs, we have adopted the provisions of ASC Topic No. 350. ASC Topic No. 350 provides that certain planning and training costs incurred in the development of website software be expensed as incurred, while application development stage costs are to be capitalized.

During the nine months ended September 30, 2010, and for the period February 25, 2008 (inception) through September 30, 2010, we have capitalized  external and internal use software and website development costs totaling $-0-  and $-0-, respectively. The estimated useful life of costs capitalized is evaluated for each specific project and ranges from one to three years.

Advertising Expenses

Advertising costs are expensed as incurred. The total advertising expenses included in the Statement of Operations for the nine months ended September 30, 2010 and for the period February 25, 2008 (inception) through September 30, 2010 were $144 and $144, respectively.

Fixed Assets

The Company records its fixed assets at historical cost. The Company expenses maintenance and repairs as incurred. Upon disposition of fixed assets, the gross cost and accumulated depreciation are written off and the difference between the proceeds and the net book value is recorded as a gain or loss on sale of assets. The Company depreciates its fixed assets over their respective estimated useful lives ranging from 3 to 5 years.

Intangible and Long-Lived Assets

The Company follows FASB ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through September 30, 2010, the Company had not experienced impairment losses on its long-lived assets.

Research and Development

In accordance with ASC Topics 985 and 350 the Company has recorded all costs incurred to establish the technological feasibility of computer software product to be sold, leased, or otherwise marketed are researched and development costs.  For the nine months ended September 30, 2010 and for the period February 25, 2008 (inception) through September 30, 2010 the Company recorded research and development costs of  $34,500 and $52,400 respectively.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed and determinable, and collectability is reasonably assured. Determining whether some or all of these criteria have been met involves assumptions and judgments that can have a significant impact on the timing and amount of revenue the Company reports.

Cost of Revenues

The Company records commissions paid to subcontractors directly involved in the production of revenue as cost of sales.

Fair Value Measurements

For certain financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

The Company has adopted FASB ASC 820-10, “Fair Value Measurements and Disclosures.” FASB ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with FASB ASC 815.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” now known as ASC Topic 825-10 “Financial Instruments.” ASC Topic 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. FASB ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company has adopted FASB ASC 825-10. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

Segment Reporting

FASB ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of September 30, 2010.

Income Taxes

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations.

Net Earnings (Loss) Per Share

Earnings per share is calculated in accordance with the FASB ASC 260-10, “Earnings Per Share.” Basic earnings (loss) per share is based upon the weighted average number of common shares outstanding. Diluted earnings (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

At December 31, 2009 and December 31, 2008, no potentially dilutive shares were outstanding.

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

	Income (loss)	Shares	Per Share
	(Numerator)	(Denominator)	Amount

For the Year Ended December 31, 2009:	$(24,548)	14,280,753	$(0.00)
Basic and diluted EPS
Income to common stockholders
For the period February 25, 2008 (inception) through December 31, 2008:	$(223,952)	4,064,548	$(0.06)
Basic and diluted EPS
Income to common stockholders

Stock Based Compensation

The Company adopted FASB ASC Topic 718 – Compensation – Stock Compensation (formerly SFAS 123R), which  establishes the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  For stock based compensation the Company recognizes an expense in accordance with FASB ASC Topic 718 and values the equity securities based on the fair value of the security on the date of grant.  Stock option awards are valued using the Black-Scholes option-pricing model.

The Company accounts for stock issued to non-employees where the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

As there is no trading history and the Company securities are not offered to the public, the Company has determined that the fair value of its stock is the price paid when it raises funds.   For the nine months ended September 30, 2010 the Company issued 50,000 common stock shares for consulting services valued at $5,000.  For the period February 25, 2008 (inception) through December 31, 2009, the Company issued 4,500,000 common shares to consultants for services valued at $67,500 and 9,765,000 shares to the Company’s founders for services valued at $146,475, or $.015 per share.  The value of these shares totaling 14,265,000 and $213,975, was determined by the Company’s Board of Directors since at the time of issuance, the Company had no operations, business plan, website or software.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in these financial statements. The adoption of FASB ASC 105 did not impact the Company’s financial position or results of operations.

NOTE 2 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company has 100,000,000 shares of $.001 par value Common stock authorized at September 30, 2010. There were 15,800,040 and 14,515,000 shares outstanding at September 30, 2010 and December 31, 2009, respectively.

During the nine months ended September 30, 2010 the Company issued 1,285,000 shares of common stock for cash proceeds of $124,117 and for services rendered in the amount of $5,000.  In addition, the Company received common stock subscriptions totaling $15,000.

NOTE 3 – COMMITMENTS

The Company rents office space for its main office in Eagan, Minnesota on a month-to-month basis.  Monthly rent for this space is $600.

NOTE 4 – RELATED PARTY TRANSACTIONS

Related Party Loans Payable

The following is a summary of related party loans payable:

	September 30, 2010	December 31, 2009
Liabilities
Due to related parties	5,524	5,524
Notes payable to related parties	--	6,400

Note Payable to Related Parties

On May 17, 2008, the Company entered into a promissory note with an officer of the Company in the amount of $6,400. The promissory note represents the value of software development costs advanced to the Company during May and June, 2008. The note accrues interest at 10%  and is due on demand. During the nine months ended September 30, 2010 the Company repaid a total of $6,400 on the note leaving a balance of $-0-.  Accrued interest totaled $193 and $1,027 as of September 30, 2010 and December 31, 2009, respectively.

Due to Related Parties

During 2009, an officer of the Company advanced to the Company $5,524 in the form of expenses incurred on behalf of the Company.  The balance was $5,524 at September 30, 2010 and December 31, 2009 respectively.

Officers Compensation Expense totaled  $38,375 for the nine months ended September 30, 2010.

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has not achieved profitability and has not enacted its entire business plan as of September 30, 2010 and has not achieved profitability.  This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by related party debt and  equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $382,802. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 6 – INCOME TAXES

At December 31, 2009, the Company had available federal and state net operating loss carry forwards to reduce future taxable income.  The amount available was approximately $382,802 for federal and state purposes.  The federal and state net operating loss carry forwards begin to expire in 2028.  Given the Company’s history of net operating losses, management has determined that it is more likely than not that the Company will not be able to realize the tax benefit of the net operating loss carry forwards.  Accordingly, the Company has not recognized a deferred tax asset for this benefit.

FASB ASC Topic 740 – Income Taxes (formerly SFAS 109) requires that the Company establish a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized.  Due to restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in ownership of companies with net operating loss carry forwards, the utilization of the Company’s net operating loss carry forwards will likely be limited as a result of cumulative changes in stock ownership.  The Company has not recognized a deferred asset and, as a result, the change in stock ownership will not result in any change to the valuation allowances.  Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carry forwards and will recognize a deferred tax asset at that time.

Significant components of the Company’s deferred income tax assets are as follows as of:

December 31, 2009
Net operating loss carry forward	$345,000
Valuation allowance	(345,000)
Net deferred income tax asset	—

The Company has adopted FASB  ASC Topic 740 – Income Taxes  (formerly FIN 48) — an interpretation of former FASB Statement No. 109.  The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this ASC Topic we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This ASC Topic also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2009, the Company does not have a liability for unrecognized tax benefits.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for five years after 2008. During the periods open to examination, the Company has net operating loss and tax credit carry forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these NOL’s and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

NOTE 7 – SUBSEQUENT EVENTS

In 2009, the FASB ASC Topic 865 (formerly FASB 165, Subsequent Events) , which defines the period after the balance sheet date that subsequent events should be evaluated and provides guidance in determining if the event should be reflected in the current financial statements.  This ASC Topic  also requires disclosure regarding the date through which subsequent events have been evaluated.  The Company adopted the provisions of Statement 165 as of December 31, 2009.

The Company has evaluated subsequent events through the time the September 30, 2010 financial statements were issued on December 22, 2010.  No events have occurred subsequent to September 30, 2010 that require disclosure or recognition in these financial statements.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Advanced Credit Technologies, Inc. Bylaws provide for the indemnification of a present or former director or officer.  ACT indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him.  Texas law also provides for discretionary indemnification for each person who serves as or at ACT request as an officer or director.  ACT may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, ACT’s best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of the Nevada Statutes, the Company shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by ACT in connection with the sale of the common stock being registered. ACT has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Accounting	$22,500
SEC EDGAR Filing	$1,500
Transfer Agent	$1,000
Total	$25,000

RECENT SALES OF UNREGISTERED SECURITIES

During the past year, Advanced Credit Technologies, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

The Company has issued  17,102,000 shares of its common stock in private transactions for total consideration of 166,000 and certain services provided on behalf of the Company. The Company believes that the issuance was exempt from registration pursuant to Section 4(2) and Rule 504 of Regulation D of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.   The breakdown for the issuance of all outstanding shares is as follows:

Name	Date of Sale	Issued and Outstanding Shares
Chris Jackson (Founder)*		5,500,000
Enrico Giordano (Founder)*		5,000,000
Roy Aafedt	12/09/09	450,000
Richard Wagner	01/04/10	100,000
Paul Staffile	02/28/10	50,000
J. Michael Cullen	03/11/10	100,000
Todd Thomas	03/16/10	100,000
Edward Roos	03/26/10	50,000
Tabatha and Eric Melby	04/15/10	50,000
Karl Benardchik	04/30/10	60,000
Charles Gillette	05/06/10	100,000
Craig Tevedahl	05/06/10	50,000
Pablo Silva	05/20/10	12,500
Darrell Vasvick	05/10/10	50,000
Kim Winters	06/10/10	50,000
Joyce Lehr	06/10/10	50,000
Donald E. Smith	06/17/10	50,000
Chad Wolf	06/17/10	25,000
Jill Kornblatt	06/14/10	100,000
Lawrence Hauskins	07/21/10	50,000
Mary McAlpin	07/23/10	50,000
Paul and Beth Norcia	07/07/10	100,000
Timothy E. Wolfe	09/20/10	50,000
Trident Merchant Group, Inc. (2)		40,000
Mike Mathieu		20,000
Ron Onopa		8,000
Mike Rosenbaum		40,000
Donna Merendino		20,000
Joel Honegger		8,000
Allan Carter		8,000
Mercury Asset Partners, LLC (3)		1,208,000
Phoenix Holdings, LLC (4)		820,000
Gemini Funding Group, LLC (5)		800,000
Elizabeth James		40,000
Galileo Russell		40,000
Stuart Briggs		40,000
Elisa Giordano		120,000
Marie and Donald McAndrew		40,000
Bella Capital Holdings, LLC (6)		200,000
Robert Schneiderman		20,000
Mary Beth Alloco		8,000
Louise Befumo		12,000
Teresa Apolei		40,000
Birchwood Capital Advisors, LLC (7)		200,000
Richard P. Greene		215,000
W. Manly, P.A.		25,000
Chris Giordano		700000
Theresa Gruber		120,000
Patrick Derosa	09/23/10	25,000
Ruben Zak	09/26/10	62,500
John Cancellie		12,500
Dave O’Brien		12,500
TOTAL		17,102,000

*Chris Jackson and Enrico Giordano each purchased founders shares at $.001 per share.

INDEX OF EXHIBITS

Exhibit	Description
3.1	Certificate of Formation of Limited Liability Company filed on February 26, 2007
3.1.1	Certificate of Conversion and Certificate of Formation For-Profit Corporation filed on July 13, 2010
3.2	By-laws adopted on July 13, 2010
4.1	Specimen Common Stock Certificate
5.1	Opinion of W. Manly, P.A.
10.1	Employment Agreement with Chris Jackson, dated March 1, 2008
10.2	Employment Agreement with Enrico Giordano, dated March 1, 2008
10.3	Contata Marketing Agreement
23.1	Consent of Stan J.H. Lee, CPA, P.A.
23.2	Consent of W. Manly, P.A. (see exhibit 5.1)

UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

     (iii)  Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (iv)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (vi)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of  Eagan State of Minnesota on  May 11 ,   2011

ADVANCED CREDIT TECHNOLOGIES, INC.

By:	/s/ Chris Jackson
Chris Jackson
President and Chief Operating Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on May 11, 2011:

Signature	Title

/s/ Chris Jackson	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director
Chris Jackson

/s/ Enrico Giordano	Treasurer and Director
Enrico Giordano

BACK COVER
Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.